Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

dated as of

June 2, 2004

by and between

INTEGRATED DATA CORP.,

INTEGRATED DATA CORP. ACQUISITION, INC.

and

DATAWAVE SYSTEMS, INC.

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 2, 2004 by and between Integrated Data Corp. Acquisition, Inc, a Delaware corporation ("Acquisition Subsidiary"), a wholly-owned subsidiary of Integrated Data Corp., a Delaware Corporation, ("IDC") and DataWave Systems, Inc., a Yukon, Canada corporation ("DWS"). IDC, Acquisition Subsidiary and DWS are referred to herein as the "Parties".

RECITALS

A. The respective Boards of Directors of IDC and DWS have approved, and deemed it advisable and in the best interests of their respective companies and stockholders to consummate, the Merger provided for herein, pursuant to which DWS will, first, redomesticate as a Delaware corporation pursuant to Delaware Law Section 388 ("DWS Delaware") and, thereafter, merge with and into Acquisition Subsidiary. Holders of DWS's Common Stock, no par value per share (representing their ownership interest in DWS or as redomesticated as DWS Delaware, the "DWS Common Stock"), will receive shares of IDC Common Stock, par value $0.001 per share (the "IDC Common Stock") in exchange for their shares, as provided herein.

B. For US Federal income tax purposes, it is intended that the redomestication of DWS and the Merger pursuant to Section 2.1 each qualify as a reorganization described in Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code").

C. Each of IDC and DWS desire to make certain representations, warranties, covenants and agreements in connection with the Transactions (as defined hereinafter).

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the Parties hereto hereby agree as follows:

ARTICLE 1

SECTION 1.1 Definitions

(a) The following terms, as used herein, have the following meanings:

"Acquisition Proposal" means any offer or proposal for, or any indication of interest in: (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving DWS or IDC; (ii) the acquisition of, directly or indirectly, in a single transaction or series of related transactions, (A) an equity interest representing greater than 15% of the voting securities of DWS or IDC, or (B) assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated assets or earning power of DWS or IDC, in each case, other than the Transactions; or (iii) the consummation of any other transaction or the entering into of any other agreement or arrangement with respect to any other transactions, the effect of which would have the same result as the occurrence of any of the events referred to in clauses (i) or (ii) of this definition.

"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with", as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

"Base Working Capital" means the Working Capital of the relevant party as determined at December 31, 2003 by reference to the respective financial statements of the relevant party that are as prepared by their respective management and are unaudited.

"Benefit Arrangement" means, with respect to any Person, any employment, severance or similar contract or arrangement, whether formal or informal, proposed or final, funded or unfunded, whether or not written, providing for compensation, bonus, profit-sharing, stock option, or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that: (i) is not an Employee Plan; (ii) is entered into, maintained, administered or contributed to, as the case may be, by such Person or any of its Affiliates; and (iii) covers any employee or former employee of such Person or any of its Subsidiaries, whether employed in the United States or Canada.

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or in Vancouver are authorized or required by law to close.

"Closing Working Capital" means the Working Capital of the relevant party as determined at September 30, 2004 by reference to the respective financial statements of the relevant party that are as prepared by their respective management and are unaudited.

"Delaware Law" means the Delaware General Corporation Law.

"Disclosure Schedules" means collectively, the DWS Disclosure Schedules and the IDC Disclosure Schedules.

"DWS Balance Sheet" means the Consolidated Balance Sheet of DWS and its consolidated subsidiaries as at March 31, 2004 and the footnotes thereto set forth in the DWS 10-KSB.

"DWS Balance Sheet Date" means March 31, 2004.

"DWS Base Working Capital" means the Working Capital of DWS as determined at December 31, 2003 by reference to the consolidated financial statements of DWS set forth in the DWS Form 10-QSB.

"DWS Delaware" means DWS from and after the consummation of the Redomestication Transaction.

"DWS Disclosure Schedules" means the disclosure schedules of DWS attached hereto.

"DWS Material Adverse Effect" means a material adverse effect on the business, financial condition, assets or results of operations of DWS or DWS Delaware, as the case may be, excluding any such effect resulting from or arising in connection with: (i) the entering into or performance of this Agreement, the Transactions or the announcement thereof; (ii) changes or conditions generally affecting the industry in which DWS operates or intends to operate; or (iii) changes in general economic, regulatory or political conditions.

"DWS 10-K" means DWS's annual report on Form 10-KSB for the fiscal year ended March 31, 2004.

"Employee Plan" means, with respect to any Person, any "employee benefit plan", as defined in Section 3(3) of ERISA, that: (i) is subject to any provision of ERISA or applicable Canadian or foreign laws; (ii) is maintained, administered or contributed to by such Person or any of its ERISA Affiliates; and (iii) covers any employee or former employee of such Person.

"Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right to Know Act, the Clean Water Act, the Safe Drinking Water Act, the Clean Air Act, any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, Order, decree or other requirement of any Governmental Body regulating, relating to or imposing liability or standards of conduct concerning, health, safety and any Hazardous Substance. "Environmental Laws" shall include all comparable Canadian and foreign environmental laws to United States laws referred to in this definition.

"Environmental Permits" means, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of any Governmental Body relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries as currently conducted.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

"Fairness Opinion" means the independent fairness opinion prepared by Evans & Evans, Inc. regarding the fairness of the Transactions for the DWS shareholders.

"Governmental Body" means any domestic or foreign national, state, multi-state or municipal or other local government, any subdivision, agency, commission or authority thereof, any court, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

"Governmental Consents" means all authorizations, consents, approvals, exceptions or other actions by a Governmental Body required to consummate the Transactions.

"Group" means "group" as such term is defined in Rule 13d-3 of the 1934 Act.

"Hazardous Substance" means any hazardous substance, hazardous or toxic waste, hazardous material, pollutant or contaminant, as those or similar terms are used in the Environmental Laws, including, without limitation, asbestos and asbestos-related products, chlorofluorocarbons, oils or petroleum-derived compounds, polychlorinated biphenyls, pesticides and radon.

"IDC Balance Sheet" means the consolidated balance sheet of IDC and its consolidated subsidiaries as at June 30, 2003 and the footnotes thereto, as set forth in the IDC 10-K.

"IDC Balance Sheet Date" means March 31, 2004.

"IDC Base Working Capital" means the Working Capital of IDC as determined at December 31, 2003 by reference to IDC's financial statements prepared prior to the consolidation of DWS.

"IDC Common Stock" means the Common Stock, $0.001 par value per share, of IDC.

"IDC Disclosure Schedules" means the disclosure schedules of IDC attached hereto.

"IDC Material Adverse Effect" means a material adverse effect on the business, financial condition, assets or results of operations of IDC (including its subsidiaries) taken as a whole, excluding any such effect resulting from or arising in connection with: (i) the entering into or performance of this Agreement, the Transactions, or the announcement thereof; (ii) changes or conditions generally affecting the industries in which the IDC Group operates; or (iii) changes in general economic, regulatory or political conditions.

"IDC Subsidiary" means each of Integrated Communications Services, Ltd., C3 Technologies, Inc., Integrated Data Technologies, Ltd., IDC Italia Srl, Global Telecommunications of Delaware, Inc., and Integrated Data Corp. Acquisition, Inc, but excludes IDC's stock ownership in DWS.

"IDC 10-K" means IDC's annual report on Form 10-K for the fiscal year ended June 30, 2003.

"Indebtedness" of any Person at any date means: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price or costs of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices); (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument; (c) all obligations of such Person under financing leases; (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and with respect to unpaid reimbursement obligations related to letters of credit issued for the account of such Person; and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

"Investment Interest" means a direct or indirect ownership of: (i) capital stock, bonds, debentures, partnership, membership interests or other ownership interests or other securities of any Person; (ii) any deposit with or advance, loan or other extension of credit (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise to resell such property to such other Person) to any other Person (other than any interest in any bank account, certificate of deposit, money market account, treasury bill or similar security or investment); (iii) any revenue or profit interests in any Person pursuant to any agreement or license; or (iv) any agreement, commitment, right, understanding or arrangement with respect to any of the items referred to in clauses (i), (ii) or (iii) of this definition.

"knowledge" means, with respect to any fact, the conscious awareness of such fact after due inquiry by an executive officer (as defined under the 1933 Act) of the relevant Person.

"Lien" as to any Person, means any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance (including, without limitation rights of first refusal, proxy rights and other similar rights) in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement other than those filed for informational purposes.

"Merger" means the merger of DWS Delaware with and into Acquisition Subsidiary as provided herein.

"Merger Share Value" shall mean the amount of $2.6022 per share of IDC Common Stock.

"Multiemployer Plan" means each Employee Plan, including for this purpose any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) that is a multiemployer plan, as defined in Section 3(37) of ERISA or pursuant to any other applicable Canadian or foreign law.

"NASDAQ" means The NASDAQ National Market.

"1933 Act" means the Securities Act of 1933.

"1934 Act" means the Securities Exchange Act of 1934.

"Order" means and includes any order, writ, injunction, decree, judgment, award, determination or written direction of any court, arbitrator or Governmental Body.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Pension Plan" means, with respect to any Person, any plan (other than a Multiemployer Plan) that is subject to Title IV of ERISA or applicable Canadian or other foreign law and is maintained, administered or contributed to or required to be contributed to by such Person or any of its ERISA Affiliates.

"Person" means an individual, corporation, partnership, limited liability partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Redomestication Transaction" means the redomestication of DWS as DWS Delaware pursuant to Delaware Law Section 388 as provided herein.

"SEC" means the Securities and Exchange Commission and any successor agency or body.

"Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

"Transactions" means the Merger and the Redomestication Transaction as contemplated by this Agreement.

"Valuations" means the independent valuations dated February 20, 2004 with respect to DWS and March 24, 2004 with respect to IDC, prepared by Evans & Evans, Inc., a qualified business valuator, that determine the Merger Consideration and Conversion Ratio.

"Working Capital" means Current Assets minus Current Liabilities as disclosed in the relevant party's financial statements, as each such item relates solely to the normal business of the relevant party. For purposes of this definition, "Current Assets" means accounts receivable, inventories, prepaid expenses and future income taxes and "Current Liabilities" means accounts payable and accrued liabilities, short-term borrowings and deferred revenue.

"Yukon Law" means the Business Corporations Act (Yukon).

Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Agreement	Preamble
Benefit Plan	4.20
Certificate of Merger	2.1(c)
Certificates	3.3(a)
Closing	2.1(b)
Closing Date	2.1(b)
Code	Preamble
DWS	Preamble
DWS Bank Account Information	4.24
DWS Canadian Securities Documents	4.7
DWS Common Stock	Preamble
DWS Form S-4	6.9(a)
DWS Intellectual Property Rights	4.17
DWS SEC Documents	4.8(b)
DWS Stockholders' Approval	4.21
Conversion Ratio	3.1
Disclosing Party	6.5
Dissenting Shares	3.5
Effective Time	2.1(c)
ERISA	4.20
Exchange Agent	3.3(a)
Exchange Fund	3.3(a)
Former DWS Stockholders	3.2(a)
Form S-4	6.9
GAAP	4.9
Holders	3.3(a)
IDC	Preamble
IDC Employee Stock Plan	6.7(b)
IDC Form S-4	6.9(a)
8
IDC Intellectual Property Rights	5.15
IDC Options	5.11(b)
IDC SEC Documents	5.6(b)
IDC Stockholders' Approval	5.16
IDC Warrants	5.11(b)
Indemnified Losses	7.2(a)
Indemnified Person	7.2(a)
Intellectual Property	4.17
material contract	4.18
Merger	2.1(a)
Merger Consideration	3.1
Merger Shares	3.1
NOL	5.23
Recapitalization Event	3.2(b)
Receiving Party	6.5
Representatives	6.5
Shares	6.2(b)
Surviving Corporation	2.1(a)
Tax Returns	4.14(a)
Taxes	4.14(a)
Termination Date	8.1(b)(1)
Transaction Costs	8.3(a)

(c) Unless the context otherwise requires, the terms defined in this Article 1 or elsewhere in this Agreement shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of any gender herein shall be deemed to include the neuter, masculine and feminine genders wherever necessary or appropriate.

ARTICLE 2

THE MERGER; CLOSING

SECTION 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement:

(a) DWS, following its Redomestication as DWS Delaware, shall merge with and into Acquisition Subsidiary (with such merger referred to herein as the "Merger") at the Effective Time in accordance with the applicable provisions of Delaware Law. Following the Effective Time, the separate existence of DWS shall cease, and Acquisition Subsidiary shall continue as the surviving corporation of the Merger (the "Surviving

Corporation"). The effects and consequences of the Merger shall be as set forth in this Agreement, the Certificate of Merger, and under the applicable provisions of Delaware law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of DWS shall vest in the Surviving Corporation, and all debts, liabilities and duties of DWS shall become the debts, liabilities and duties of the Surviving Corporation.

(b) Subject to the terms and conditions of this Agreement, the closing of the Transactions (the "Closing") shall take place at the offices of Piper Rudnick LLP, 1200 Nineteenth Street, N.W., Washington, DC 20036, commencing at 10:00 a.m., local time, on the Closing Date. The "Closing Date" shall mean the date as soon as practicable following the date on which the last of the conditions set forth in Article 7 is satisfied or waived (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the fulfillment or waiver of such conditions).

(c) Subject to the terms and conditions of this Agreement, as soon as practicable following the Closing, the Parties shall, as applicable: (1) file a certificate of merger with respect to the Merger (the "Certificate of Merger") in such form as is reasonably acceptable to each Party and otherwise required by and executed in accordance with applicable Delaware Law and (2) make all other filings or recordings required under applicable Delaware Law. The Merger shall become effective at such time and date (the "Effective Time") which is the date and time that the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or such other date and time as DWS and IDC shall agree should be specified in the Certificate of Merger and as may be permitted by Delaware Law.

(d) The structure of the Merger may be adjusted by mutual agreement of the Parties based on tax advice as to how to best preserve NOLs for the Surviving Corporation.

SECTION 2.2 Directors. The Board of Directors of Acquisition Subsidiary as of the Effective Time shall be the directors of the Surviving Corporation until their successors are appointed or elected in accordance with applicable Delaware Law. IDC agrees to take all necessary corporate action to reconstitute the IDC Board of Directors from and after the Effective Time to consist of those persons identified on Schedule 2.2, which persons shall serve as the directors of IDC until their successors are appointed or elected in accordance with applicable Delaware Law.

SECTION 2.3 Certificate of Incorporation and Bylaws. The certificate of incorporation and bylaws of Acquisition Subsidiary immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation as of the Effective Time.

SECTION 2.4 Officers. The officers of DWS immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable Delaware Law.

ARTICLE 3

EFFECT OF THE MERGER ON SECURITIES OF IDC AND DWS

SECTION 3.1 DWS Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of DWS Common Stock or any holder of shares of capital stock of IDC or the Parties: (1) subject to Section 3.2, each share of DWS Common Stock (excluding any Dissenting Shares or shares of DWS Common Stock held by IDC) that is issued and outstanding immediately prior to the Effective Time shall be converted (the "Merger Consideration") into and exchanged for the right to receive that number of shares of IDC Common Stock equal to the quotient (the "Conversion Ratio") of (a) 3,842,839 divided by (b) the number of issued and outstanding shares of DWS Common Stock (including any Dissenting Shares or shares of DWS Common Stock held by IDC) as at the Effective Time (collectively, the "Merger Shares"); (2) each Dissenting Share shall be converted into and exchanged for the right to receive payment from the Surviving Corporation with respect thereto in accordance with Yukon Law (if dissenting to the Redomestication Transaction) or Delaware Law (if dissenting to the Merger); and (3) the DWS Common Stock issued to IDC and outstanding immediately prior to the Effective Time shall be automatically canceled and retired and cease to exist.

SECTION 3.2 Adjustments.

(a) If between the date of this Agreement and the Effective Time the outstanding shares of IDC Common Stock shall have been changed into a different number of shares, by reason of any stock dividend, subdivision, split or combination of shares (each, a "Recapitalization Event") or any issuance of Common Stock or securities convertible into Common Stock (an "Issuance"), the numerator of the Conversion Ratio will be correspondingly adjusted to reflect such Recapitalization Event or Issuance. Between the date of this Agreement and the Effective Time, DWS covenants and agrees not to effect or take any action with respect to a Recapitalization Event with respect to shares of DWS Common Stock.

(b) No certificates or scrip representing fractional Merger Shares shall be issued to former holders of shares of DWS Common Stock (the "Former DWS Stockholders"), and such Former DWS Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of IDC with respect to any fractional Merger Shares that would otherwise be issued to such Former DWS Stockholders. All fractional Merger Shares that a Former DWS Stockholder would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional Merger Share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined by multiplying the Merger Share Value by the fraction of a Merger Share to which such holder would otherwise have been entitled.

(c) If the Fairness Opinion determines that the Merger Consideration is not fair to DWS or IDC shareholders, the Parties may negotiate an adjustment. If no adjustment is agreed by the Parties within 15 days after the start of such negotiations, either Party may terminate with no obligations except those under Section 6.6

(d) At Closing, the Valuations of IDC and DWS shall be: (a) increased by the amount, if any, which the Closing Working Capital exceeds the Base Working Capital, or (b) reduced by the amount, if any, which the Closing Working Capital is less than the Base Working Capital, all on a dollar for dollar basis. The Base Working Capital Schedules attached hereto as Schedule 3.2D calculate Base Working Capital for IDC and DWS. The Closing Working Capital of IDC and DWS shall be calculated in a manner consistent with that presented in Schedule 3.2D.

 (e) Adjustments to the Valuations shall have the effect of adjusting the Merger Consideration and Conversion Ratio as defined in Section 3.1

SECTION 3.3 Surrender and Payment.

(a) Prior to the Effective Time, IDC shall appoint an agent reasonably acceptable to DWS (the "Exchange Agent") for the purpose of exchanging in accordance with Section 3.3(b), a certificate or certificates (the "Certificates") that, immediately prior to the Effective Time, represented issued and outstanding shares of DWS Common Stock which were converted into the right to receive the applicable Merger Consideration pursuant to Section 3.1. At the Effective Time, IDC will deposit (or cause to be deposited) with the Exchange Agent the Merger Consideration including the cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 3.2(b) to be exchanged in respect of such shares (the "Exchange Fund"). Promptly after the Effective Time, IDC will send, or will cause the Exchange Agent to send to each holder of record of shares of DWS Common Stock at the Effective Time (the "Holders"), other than Holders of Dissenting Shares pursuant to Section 3.5, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

(b) Subject to Section 3.5, upon surrender to the Exchange Agent of its Certificate or Certificates for cancellation, together with a properly completed letter of transmittal, duly executed, and such other documents as may be reasonably required by the Exchange Agent, the Holder of such Certificate or Certificates will be entitled to receive promptly after the Effective Time, the Merger Consideration in accordance with this Agreement. Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive the appropriate Merger Consideration in accordance with this Agreement.

(c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate so surrendered is registered, it shall be a condition to such payment that such Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d) From and after the Effective Time, there shall be no further registration of transfers of shares of DWS Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 3 and this Agreement.

(e) Any portion of the Exchange Fund made available to the Exchange Agent pursuant to Section 3.3(a) that remains unclaimed by the Holders one year after the Effective Time shall be returned to IDC, upon demand, and any such Holder who has not exchanged its shares for the Merger Consideration in accordance with this Section 3.3 prior to that time shall thereafter look only to IDC for payment of such consideration, any dividends and distributions in respect of such shares, in each case without any interest thereon. Notwithstanding the foregoing, IDC shall not be liable to any Holder for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by the Holders five years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Body) shall become, to the extent permitted by applicable law, the property of IDC free and clear of any claims or interest of any Person previously entitled thereto.

(f) No dividends or other distributions with respect to any Merger Shares shall be paid to the Holder of any unsurrendered Certificates until such Certificates are surrendered as provided in Section 3.3. Following such surrender, there shall be paid, without interest, to the Person in whose name such Merger Shares have been registered, (1) at the time of such surrender, the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender, with respect to such Merger Shares, and (2) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender, and with a payment date subsequent to surrender, payable with respect to such Merger Shares.

(g) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 3.3(a) to pay for shares for which appraisal rights have been perfected shall be returned to IDC upon demand.

(h) All Merger Consideration issued upon the surrender for exchange of shares of DWS Common Stock, as the case may be, in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of DWS Common Stock.

SECTION 3.4 Exchange Agent Instructions. At the Effective Time, IDC shall instruct the Exchange Agent to issue the certificates representing the Merger Shares and pay the cash equivalent of the fractional Merger Shares to the Holders of Certificates that, immediately prior to the Effective Time, represented issued and outstanding shares of DWS Common Stock in accordance with the terms and conditions of this Article 3.

SECTION 3.5 Dissenting Shares. Notwithstanding Section 3.1, DWS Common Stock issued and outstanding immediately prior to the Redomestication Transaction or the Effective Time and held by a Holder who has not voted in favor of the Redomestication Transaction or the Merger, as the case may be, or consented thereto in writing and who has dissented or demanded appraisal for such shares in accordance with applicable Yukon Law or Section 262 of Delaware Law, if such laws provide for dissent or appraisal rights for such shares in connection with the Redomestication Transaction or the Merger ("Dissenting Shares") shall not be converted into a right to receive the Merger Shares unless and until such holder fails to perfect, withdraws or otherwise loses its right to dissent or appraisal and payment under relevant Yukon Law or Delaware Law. If, after the Effective Time, any such Holder fails to perfect, withdraws or loses its right to dissent or appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Shares, if any, to which such Holder is entitled, without interest or dividends thereon. DWS shall give IDC prompt notice of any demands received by DWS for appraisal of shares of DWS Common Stock, whether in connection with the Merger or the Redomestication Transaction, and IDC shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of IDC, DWS shall not make any payment with respect to, or settle or offer to settle, any such demands.

SECTION 3.6 Withholding Rights. IDC shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article 3 such amounts as it is required to deduct and withhold with respect to the making of such payment under any applicable provision of federal, state, local or foreign tax law. If IDC so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to such Person, as the case may be, in respect of which IDC made such deduction and withholding.

SECTION 3.7 Lost Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and executing an indemnity reasonably satisfactory to IDC (and, if required by IDC in the case of a Certificate representing more than 1,000 shares, the posting by such Person of a bond, in such reasonable amount as IDC may direct, as indemnity) indemnifying IDC against any claim that may be made against IDC, DWS, the Surviving Corporation or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares represented by such Certificate in accordance with this Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF DWS

DWS, and following the Redomestication Transaction DWS Delaware, represent and warrant to IDC as follows:

SECTION 4.1 Corporate Existence and Power. DWS is, and DWS Delaware will be, a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has, or will have, all corporate powers and authority required to carry on its business as now conducted and to own, operate and lease its property. DWS is, and DWS Delaware will be, duly qualified to do business as an extra-territorial or a foreign corporation and is, or will be, in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, individually or in the aggregate, has not had and would not be reasonably expected to have a DWS Material Adverse Effect. DWS has heretofore delivered or made available to IDC true and complete copies of the certificate of incorporation and bylaws of DWS as currently in effect, and will provide comparable documents for DWS Delaware.

SECTION 4.2 Corporate Authorization.

(a) The execution, delivery and performance by DWS of this Agreement and the consummation by DWS of the Transactions are within DWS's corporate powers and, except for the required approval of DWS's stockholders of this Agreement and the Transactions, have been duly authorized by all necessary corporate action on the part of DWS. This Agreement has been duly and validly executed and delivered by DWS and, assuming the due and valid authorization, execution and delivery of this Agreement by IDC constitutes a valid and binding agreement of DWS, enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by equitable principles of general applicability. From and after the Redomestication Transaction, this Agreement will be a valid and binding agreement of DWS Delaware, enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

(b) At a meeting duly called and held, DWS's Board of Directors has: (1) determined that this Agreement and the Transactions are advisable and fair to and in the best interests of DWS's stockholders; (2) approved and adopted this Agreement and the Transactions; and (3) resolved to recommend approval and adoption of this Agreement by its stockholders. No other corporate proceedings on the part of DWS are necessary to authorize or approve this Agreement or to consummate the Transactions (other than, with respect to the Transactions, the approval and adoption of the Transactions and this Agreement by holders of the shares of DWS Common Stock to the extent required by DWS's or DWS Delaware's respective certificates of incorporation, articles, bylaws, stock exchange rules or applicable law).

SECTION 4.3 Governmental Authorization. The execution, delivery and performance by DWS and DWS Delaware of this Agreement and the consummation by DWS and DWS Delaware of the Transactions require no action by or in respect of, or filing with, any Governmental Body, other than: (1) the filings required under Yukon Law and Delaware Law to consummate the Redomestication Transaction; (2) the filing of the Certificate of Merger in accordance with Delaware Law; (3) compliance with any applicable requirements of the 1934 Act; (4) filing and compliance with the requirements of the various provincial securities commissions; (5) filing and compliance with the requirements of the TSX Venture Exchange; and (6) any actions or filing, the absence of which would not in the aggregate prevent or delay consummation of the Transactions in any material respect, or otherwise prevent DWS or DWS Delaware from performing its obligations under this Agreement in any material respect or would not in the aggregate have a DWS Material Adverse Effect.

SECTION 4.4 Non-contravention. The execution, delivery and performance by DWS of this Agreement and the consummation by DWS and DWS Delaware of the Transactions do not and will not: (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws, stockholders agreement or other governing instrument of DWS or DWS Delaware; (ii) assuming compliance with the matters referred to in Section 4.3, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree; (iii) assuming Section 7.1(e) is satisfied, require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which DWS or DWS Delaware is entitled, except as set forth on Schedule 4.4 of the DWS Disclosure Schedules, under (A) any provision of any agreement or other instrument binding upon DWS or DWS Delaware, (B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets or business of, DWS or DWS Delaware; or (iv) result in the creation or imposition of any Lien on any asset of DWS or DWS Delaware, other than such exceptions in the case of clauses (ii) through (iv) as would not, individually or in the aggregate, be reasonably expected to have a DWS Material Adverse Effect or to materially impact or delay the ability of DWS or DWS Delaware to consummate the Transactions.

SECTION 4.5 Capitalization.

(a) The authorized capital stock of DWS consists of 100,000,000 shares of Common Stock.

(b) As of the close of business on May 25, 2004, there were issued and outstanding 43,889,334 shares of DWS Common Stock. All outstanding shares of capital stock of DWS have been duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights. Except as set forth in Schedule 4.5B of the DWS Disclosure Schedules, as of the date hereof, there are no declared or accrued but unpaid dividends with regard to any issued and outstanding shares of capital stock of DWS. All of the issued and outstanding shares of the capital stock of DWS were issued in compliance with applicable Canadian, United States federal and state securities laws.

(c) Except as set forth on Schedule 4.5C of the DWS Disclosure Schedules, there are no authorized or outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued or issuable by DWS or other agreements or commitments to which DWS is a party of any character relating to the issued or unissued capital stock or other securities of DWS, including any agreement or commitment obligating DWS to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other securities of DWS, to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security or other similar agreement or commitment with respect to DWS or obligating DWS to make any payments pursuant to any stock based or stock related plan or award. All presently outstanding options, warrants, rights, convertible or exchangeable securities or other agreements or commitments obligating DWS to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other securities of DWS will be cancelled by DWS or DWS Delaware on or prior to the Effective Time. Except as set forth on Schedule 4.5C of the DWS Disclosure Schedules, there are no preemptive rights, rights of first refusal, rights of first offer or any similar rights granted with respect to the securities or any assets of DWS.

(d) Except as set forth on Schedule 4.5D of the DWS Disclosure Schedules, there are no agreements, voting trusts, proxies or understandings with respect to the voting or registration of any shares of capital stock or other securities of DWS either (1) between or among DWS and its stockholders or (2) between or among any of DWS's stockholders.

(e) The capitalization of DWS Delaware is intended, from and after the consummation of the Redomestication Transaction, to be identical to the capitalization of DWS.

SECTION 4.6 Subsidiaries; Investments. Except as set forth on Schedule 4.6 of the DWS Disclosure Schedules, DWS does not have, and DWS Delaware will not have, any direct or indirect Subsidiaries. DWS does not own or hold, and DWS Delaware will not own or hold, directly or indirectly, an Investment Interest in any Person.

SECTION 4.7 Securities Laws Filings.

(a) DWS has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since June 2003 (collectively, the "DWS SEC Documents") and with the British Columbia Securities Commission since 1987 (collectively, the "DWS Canadian Securities Documents").

(b) As of its filing date, each DWS SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be. As of its filing date, each DWS Canadian Securities Document complied as to form in all material respects with the applicable requirements of the Securities Act of British Columbia.

(c) As of its filing date, each DWS SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each DWS SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) Each of the DWS Canadian Securities Documents that is a prospectus or other offering document, filed pursuant to the Securities Act of British Columbia as of the date such document became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

SECTION 4.8 Financial Statements. The audited financial statements and unaudited interim financial statements of DWS included in DWS SEC Documents fairly present, in all material respects, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the SEC rules and regulations applicable to unaudited financial statements), the financial position of DWS as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

SECTION 4.9 Absence of Certain Changes. Between the DWS Balance Sheet Date and the date hereof, the business of DWS has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence or development which, individually or in the aggregate, has had or would be reasonably expected to have a DWS Material Adverse Effect, and since March 31, 2004, DWS has not taken any of the actions described in Section 6.1.

SECTION 4.10 No Undisclosed Material Liabilities. There are no liabilities or obligations of DWS of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required to be reflected on a balance sheet of DWS prepared in accordance with GAAP, and there is no existing condition, situation or set of circumstances that would be reasonably expected to result in such a liability or obligation, other than for:

(a) Taxes, if any, arising out of, or attributable to the Transactions;

(b) liabilities or obligations disclosed and provided for in DWS Balance Sheet or in the notes thereto or in the DWS SEC Documents or the DWS Canadian Securities Documents filed prior to the date hereof;

(c) liabilities or obligations that, individually or in the aggregate, have not had and would not be reasonably expected to have a DWS Material Adverse Effect; or

(d) liabilities incurred in the ordinary course of business since the DWS Balance Sheet Date.

SECTION 4.11 Compliance with Laws and Court Orders. DWS holds, and DWS Delaware will hold, all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Bodies necessary for the lawful conduct of its business as presently conducted, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not be reasonably expected to have a DWS Material Adverse Effect. DWS is and has been in compliance with, and to the knowledge of DWS, except as set forth in Schedule 4.11 of the DWS Disclosure Schedules, is not under investigation or audit with respect to and has not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not be reasonably expected to have a DWS Material Adverse Effect.

SECTION 4.12 Litigation. Except as set forth in Schedule 4.12 of the DWS Disclosure Schedules, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of DWS, threatened against or affecting, DWS or any of its properties before any court or arbitrator or before or by any other Governmental Body, that, individually or in the aggregate, would be reasonably expected to have a DWS Material Adverse Effect.

SECTION 4.13 Finders' Fees/Placement Fee. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of DWS who might be entitled to any fee or commission from IDC or DWS in connection with the Transactions.

SECTION 4.14 Taxes.

(a) Except as set forth in Schedule 4.14 of the DWS Disclosure Schedules and except as would not have a DWS Material Adverse Effect: (1) all Tax Returns filed or required to be filed by, or with respect to, DWS or DWS Delaware have been timely filed in accordance with all applicable laws or an appropriate extension of time to file such Tax Returns has been obtained; (2) DWS and DWS Delaware have timely paid all Taxes (other than Taxes which are being contested in good faith by appropriate proceeding and for which adequate reserves are reflected on DWS Balance Sheet) shown as due and payable on Tax Returns that have been so filed, or otherwise due, and such Tax Returns are true, correct and complete; as of the time of filing, Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of DWS and DWS Delaware, respectively; (3) DWS and DWS Delaware have made provision for all Taxes payable by DWS or DWS Delaware for which no Tax Return has yet been filed; (4) the charges, accruals and reserves for Taxes reflected on DWS Balance Sheet are adequate to cover the Tax liabilities accruing through the date thereof; (5) there is no action, suit, proceeding, audit or claim now pending or, to the knowledge of DWS or DWS Delaware, proposed against or with respect to DWS or DWS Delaware in respect of any Tax; (6) neither DWS nor DWS Delaware is currently and never has been the subject of a US or Canadian federal income tax examination; (7) there are no Liens or encumbrances for Taxes on any of the assets of DWS or DWS Delaware except Liens for current Taxes not yet due; and (8) neither DWS nor DWS Delaware is a party to any Tax allocation or sharing agreement that could give rise to a liability after the Closing. For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any US (federal, state or local), Canadian or foreign governmental body and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, "Tax Returns" shall mean any US (federal, state or local), Canadian, or foreign return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

(b) DWS Delaware is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code , nor has it been a United States real property holding corporation at any time during the five year period immediately preceding the date of this Agreement.

(c) Neither DWS nor DWS Delaware has ever: (i) been a member of an "affiliated group" within the meaning of Section 1504 of the Code; (ii) filed a federal consolidated return or any combined state or local tax return comparable to a federal consolidated tax return; or (iii) had any liability for Tax under Treasury Regulation Section 1.1502-6 or any other similar provision of state, local, foreign or other law.

(d) The business currently carried on by DWS is its "historic business" within the meaning of Treasury Regulation Section 1.368-1(d), and DWS has not taken any action or failed to take any action which would prevent IDC from continuing the "historic business" of DWS or from using a "significant portion" of DWS's "historic business" assets in a business following the Merger. During the period between the Redomestication Transaction and the Merger, DWS Delaware will continue to conduct the historic business of DWS and will use the historic business assets of DWS in such business.

(e) DWS has not sold or otherwise disposed of any of its assets in contemplation of the Merger, except for (i) dispositions of such assets in the ordinary course of business, and (ii) the Redomestication Transaction.

(f) Neither DWS nor DWS Delaware has taken any action or failed to take any action which would result in IDC acquiring less than 90 percent (90%) of the fair market value of DWS Delaware's net assets and 70 percent (70%) of the fair market value of DWS Delaware's gross assets held immediately prior to the Effective Time. For purposes of determining the percentage of DWS Delaware's "net assets" and "gross assets" to be acquired by IDC, the following assets will be treated as held by DWS Delaware immediately prior to, but not acquired by IDC pursuant to the Merger: (i) assets disposed of by DWS or DWS Delaware prior to the Merger and in contemplation thereof (including, without limitation, any assets disposed of by DWS or DWS Delaware, other than in the ordinary course of business, pursuant to a plan or intention existing during the period ending on the Closing Date and beginning with the commencement of negotiations (whether formal or informal) with IDC regarding the Merger); (ii) assets used by DWS or DWS Delaware to pay DWS's or DWS Delaware's stockholders, if any, who perfect dissenters' rights; (iii) assets used by DWS or DWS Delaware to pay reorganization expenses or other liabilities incurred in connection with the Merger; and (iv) assets used to make distributions, redemptions or other payments (except for regular, normal distributions) in respect of the capital stock of DWS or DWS Delaware (including payments treated as such for tax purposes) that are made prior to the Merger and are part of the plan of the Merger.

(g) Neither DWS, DWS Delaware, nor any person related to DWS or DWS Delaware within the meaning of Treasury Regulation Section 1.368-1(e)(3), determined without regard to Treasury Regulation Section 1.368-1(e)(3)(i)(A) has, in contemplation of the Merger or as a part of a plan of which the Merger is a part, (i) made any extraordinary distributions (within the meaning of Treasury Regulation Section 1.368-1T(e)(1)(ii)(A)), with respect to any stock of DWS or (ii) redeemed or repurchased any stock of DWS or DWS Delaware.

(h) To the knowledge of DWS and DWS Delaware there is no plan or intention on the part of any stockholder of DWS or DWS Delaware, directly or indirectly, to sell, exchange, transfer, or otherwise dispose of any shares of IDC Common Stock received in the Merger to IDC or any person related to IDC within the meaning of Section 1.368-1(e)(3) of the Treasury Regulations.

SECTION 4.15 Employee Benefit Plans. Except as set forth in Schedule 4.15 of the DWS Disclosure Schedules, DWS (and DWS Delaware, as applicable) neither has established nor maintains nor is obligated to make contributions to or under or otherwise participate in any Employee Plan or Benefit Arrangements. DWS (and DWS Delaware, as applicable) has not previously made, is not currently making and is not obligated in any way to make any contributions to any Multiemployer Plan.

SECTION 4.16 Environmental Matters; Real Property.

(a) Except as disclosed on Schedule 4.16A of the DWS Disclosure Schedules or as have not had and would not be reasonably expected to have, individually or in the aggregate, a DWS Material Adverse Effect:

(1) no notice, notification, demand, request for information, citation, summons or order has been received by DWS, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of DWS, is threatened against DWS by any Governmental Body or other Person relating to or arising out of any Environmental Law;

(2) DWS is and has been in material compliance with all Environmental Laws and all Environmental Permits; and

(3) there are no liabilities of or relating to DWS of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

(b) There have been no environmental assessments, investigations, studies, audits, tests, reviews or other analyses conducted of which DWS has knowledge in relation to the current or prior business of DWS or any property or facility now or previously owned or leased by DWS that reveal matters that, individually or in the aggregate, have had or would reasonably be expected to have a DWS Material Adverse Effect.

(c) Except as set forth on Schedule 4.16C of the DWS Disclosure Schedules, DWS does not and has not owned, leased or subleased any real property.

(d) For purposes of this Section 4.16, the term "DWS" shall include DWS Delaware and any entity that is, in whole or in part, a predecessor of DWS or DWS Delaware.

SECTION 4.17 Intellectual Property. Schedule 4.17 is a true and complete list of all DWS Intellectual Property (as defined below) that is publicly-filed and necessary for the conduct of the business of DWS as conducted and as currently proposed to be conducted. DWS (and DWS Delaware, as applicable) owns, or has the right to use, free and clear of all liens, charges, claims and restrictions, under the agreements and upon the terms described in Schedule 4.17 all of the DWS Intellectual Property (the "DWS Intellectual Property Rights"). Other than as set forth in Schedule 4.17, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is DWS bound by or a party to any options, licenses or agreements of any kind with respect to the intellectual property of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. DWS has not received any communications alleging that DWS has violated or, by conducting its business as currently conducted, would violate any third-party intellectual property rights. DWS is not aware of any violation by any third party of any DWS Intellectual Property Rights or of any defects therein or in the title thereto. No person or entity (including, without limitation, any prior employer of any employee of DWS) has any right to or interest in any DWS Intellectual Property. "Intellectual Property" shall mean all patents, trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, trade secrets, schematics, technology, know-how, computer software programs or applications, tangible or intangible proprietary information or material, all third-party issued patents, patent rights and patent applications (including packaged commercially available licensed software programs sold to the public) that are used in the operation of a Party's business as currently conducted, that such Party owns or is licensed or otherwise possesses legally enforceable rights to use.

SECTION 4.18 Contracts. Except as set forth in a letter to IDC of even date herewith, DWS (and DWS Delaware, as applicable) is not a party to or bound by: (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment that would be such a "material contract" but for the exception for contracts entered into in the ordinary course of business; or (ii) any non-competition agreement or any other agreement or obligation which materially limits or will materially limit DWS from engaging in its business as now conducted and intended to be conducted. With such exceptions as, individually or in the aggregate, have not had, and would not be reasonably expected to have, a DWS Material Adverse Effect, (x) each of the contracts, agreements and commitments of DWS is valid and in full force and effect and (y) DWS has not violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such contract, agreement or commitment. To the knowledge of DWS, no other party to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of, such contract, agreement or commitment, except for defaults or breaches which, individually or in the aggregate, have not had, or would not reasonably be expected to have, a DWS Material Adverse Effect. DWS has provided or made available to IDC a copy of each agreement described in item (i) and (ii) above.

SECTION 4.19 Employment Matters. DWS has provided to IDC a true and complete list of all employees of DWS, which list identifies the name and position of each such employee, and their current salary. Except as set forth on Schedule 4.19, there are no collective bargaining agreements, employment agreements, consulting agreements or independent contractor agreements to which DWS is a party, or which are pending, which are not terminable at will without liability. Except as set forth on Schedule 4.19, the consummation of the transactions contemplated under this Agreement will not cause DWS or IDC to incur or suffer any liability relating to, or obligation to pay, severance, termination, or other payments to any person or entity. Schedule 4.19 includes all employees of DWS who are on unpaid leave pursuant to the Family and Medical Leave Act of 1993 or any comparable statute or regulation. To the best knowledge of DWS, there is not threatened any labor dispute, grievance or litigation relating to labor, safety or discrimination matters, including charges of unfair labor practices or discrimination complaints, involving DWS. There has been no engagement in any unfair labor practices by DWS within the meaning of the National Labor

Relations Act or comparable Canadian statute or regulation.

SECTION 4.20 Employee Benefits. IDC has been provided complete and accurate copies of each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or comparable Canadian statute or regulation, and all other agreements and arrangements involving direct or indirect compensation or benefits for employees or others, sponsored or maintained by DWS, or with respect to which DWS has or may have any liability (each a "Benefit Plan"). With respect to each Benefit Plan, IDC has been provided all related trusts, insurance contracts, summary plan descriptions, administrative agreements, and (where applicable) the past three years' Forms 5500. Each Benefit Plan has been administered in accordance with its terms, ERISA, comparable Canadian statutes, and any other relevant statutes or regulations, the Code, and all other applicable laws. Each Benefit Plan intended to be qualified under Code section 401(a) or comparable Canadian statutes is so qualified and the related trust is tax-exempt under Code section 501(a) or comparable Canadian statutes.

DWS has never maintained, has no liability and will not have any liability with respect to any Benefit Plan subject to Title IV of ERISA or Code section 412. There are no unfunded obligations under any Benefit Plan that provides benefits after termination of any employee's employment. Prior to the date hereof, DWS (and DWS Delaware, as applicable) shall make all contributions and payments with respect to all Benefit Plans that are due and owing, accrued, or required to be made by DWS with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan year or policy year to the Closing Date whether or not the applicable plan documents require contributions to be made before the Closing Date). DWS in its discretion may terminate each Benefit Plan at any time without additional liability to DWS or IDC. The transactions contemplated herein will not cause the acceleration of the time of payment, vesting of benefits, or result in any required payments under any Benefit Plan. There are no investigations by any governmental entity or other proceedings or claims against or involving any Benefit Plan, and none are anticipated, except for claims for benefits in the ordinary course.

SECTION 4.21 Vote Required. The only votes of the holders of any class or series of capital stock of DWS necessary to approve this Agreement and the Transactions is (i) with respect to the Redomestication Transaction, the affirmative vote of the holders of outstanding shares of DWS Common Stock of not less than two-thirds of the votes cast by the DWS shareholders who voted in respect of the Redomestication Transaction resolution, and (ii) with respect to the Merger, the affirmative vote of a majority of the votes entitled to be cast by all holders of the outstanding shares of DWS Common Stock, (collectively, the "DWS Stockholders' Approval").

SECTION 4.22 Antitakeover Statutes and Charter Provisions. DWS will include a provision in the DWS Delaware certificate of incorporation expressly electing not to be governed by Section 203 of Delaware Law to exempt the Merger and this Agreement from the restrictions of Section 203 of Delaware Law.

SECTION 4.23 Insurance. DWS is covered (and DWS Delaware will be covered) by insurance in scope and amount customary and reasonable for the businesses in which it is engaged. DWS has provided to IDC a complete list of each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which DWS is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year. This insurance policy list also identifies each person or entity required to be listed as an additional insured under each such policy. Each such policy is in full force and effect and by its terms and with the payment of the requisite premiums thereon (unless DWS Delaware substitutes a comparable policy) will continue to be in full force and effect following the Closing.

DWS is not in breach or default (including with respect to the payment of premiums or the giving of notices) under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; and DWS has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. DWS has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy.

SECTION 4.24 Bank Accounts; Power of Attorney. As of the date hereof, DWS has provided a complete list of all bank accounts, savings deposits, money-market accounts, certificates of deposit, safety deposit boxes, and similar investment accounts with banks or other financial institutions maintained by or on behalf of DWS showing the depository bank or institution address, account number and names of signatories (collectively, the "DWS Bank Account Information"). There are no outstanding powers of attorney executed on behalf of DWS.

SECTION 4.25 Transactions with Affiliates. Except as set forth in Schedule 4.25 of the DWS Disclosure Schedules, no Affiliate of DWS nor any stockholder, officer, director, partner, member, consultant or employee of DWS or any Affiliate thereof, is at the date hereof a party to any transaction with DWS, including any contract or arrangement providing for the furnishing of services to or by, providing for rental of real or personal property (including intellectual property) to or from, or otherwise requiring payments to or from DWS or any Affiliate thereof.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF IDC

IDC represents and warrants to DWS as follows:

SECTION 5.1 Corporate Existence and Power. IDC and each IDC Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it has been organized and each has all corporate powers and authority required to carry on its business as now conducted and to own, operate and lease its property. IDC and each IDC Subsidiary is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified, individually or in the aggregate, has not had and would not be reasonably expected to have an IDC Material Adverse Effect. IDC has heretofore delivered or made available to DWS true and complete copies of the certificate of incorporation and bylaws of IDC and each IDC Subsidiary as currently in effect. Except as set out in this Agreement, Acquisition Subsidiary has not issued shares and has not commenced any business and holds or has held no rights or property and owes no liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, at any time since its incorporation and immediately prior to Closing.

SECTION 5.2 Corporate Authorization.

(a) The execution, delivery and performance by IDC and Acquisition Subsidiary of this Agreement and the consummation by IDC and Acquisition Subsidiary of the Transactions are within their respective corporate powers and have been duly authorized by all necessary corporate action on the part of IDC and Acquisition Subsidiary, and to the extent required, their respective stockholders. This Agreement has been duly and validly executed and delivered by IDC and Acquisition Subsidiary, and, assuming the due and valid authorization, execution and delivery of this Agreement by DWS, constitutes a valid and binding agreement of IDC and Acquisition Subsidiary, enforceable against them in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by equitable principles of general applicability.

(b) At a meeting duly called and held, IDC's Board of Directors has (1) determined that this Agreement and the Transactions are advisable and fair to and in the best interests of IDC's stockholders, (2) approved and adopted this Agreement and the Transactions; and (3) resolved to recommend approval and adoption of this Agreement by its stockholders. No other corporate proceedings on the part of IDC or its stockholders are necessary to authorize or approve this Agreement or to consummate the Transactions (other than, with respect to the Transactions, the approval and adoption of the Transactions and this Agreement by holders of the shares of IDC Common Stock to the extent required by IDC's certificates of incorporation, bylaws and applicable law). The Board of Directors of Acquisition Subsidiary, and IDC as sole stockholder of Acquisition Subsidiary, have approved and adopted this Agreement.

SECTION 5.3 Governmental Authorization. The execution, delivery and performance by IDC and Acquisition Subsidiary of this Agreement and the consummation by IDC and Acquisition Subsidiary of the Transactions require no action by or in respect of, or filing with, any Governmental Body, other than: (1) the filing of the Certificate of Merger in accordance with Delaware Law; (2)  compliance with any applicable requirements of the 1934 Act; and (3) any actions or filing, the absence of which would not in the aggregate prevent or delay consummation of the Transactions in any material respect, or otherwise prevent IDC or

Acquisition Subsidiary from performing their obligations under this Agreement in any material respect or would not in the aggregate have a IDC Material Adverse Effect.

SECTION 5.4 Non-contravention. The execution, delivery and performance by IDC and Acquisition Subsidiary of this Agreement and the consummation by IDC and Acquisition Subsidiary of the Transactions do not and will not: (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws, stockholders agreement or other governing instrument of IDC or Acquisition Subsidiary; (ii) assuming compliance with the matters referred to in Section 5.3, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree; (iii)  require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which IDC or Acquisition Subsidiary is entitled, except as set forth on Schedule 5.4 of the IDC Disclosure Schedules, under (A) any provision of any agreement or other instrument binding upon IDC or Acquisition Subsidiary, or (B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets or business of, IDC or Acquisition Subsidiary; or (iv) result in the creation or imposition of any Lien on any asset of IDC or Acquisition Subsidiary, other than such exceptions in the case of clauses (ii) through (iv) as would not, individually or in the aggregate, be reasonably expected to have a IDC Material Adverse Effect or to materially impact or delay the ability of IDC or Acquisition Subsidiary to consummate the Transactions.

SECTION 5.5 SEC Filings.

(a) IDC has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since 1991.

(b) IDC has delivered or made available to DWS: (1) the IDC 10-K; (2) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of IDC held since June 30, 2001; and (3) all of its other reports, statements, schedules, forms, exhibits and registration statements and all other documents required to be filed with the SEC since June 30, 2001 (the documents referred to in Sections 5.5(a) and (b), collectively, the "IDC SEC Documents").

(c) As of its filing date, each IDC SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

(d) As of its filing date, each IDC SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(e) Each IDC SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

SECTION 5.6 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of IDC included in the IDC SEC Documents fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of IDC and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

SECTION 5.7 Absence of Certain Changes. Since the IDC Balance Sheet Date, the business of IDC has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence or development which, individually or in the aggregate, has had or would be reasonably expected to have an IDC Material Adverse Effect.

SECTION 5.8 Compliance with Laws and Court Orders. IDC and each IDC Subsidiary holds all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Bodies necessary for the lawful conduct of their business as presently conducted, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not be reasonably expected to have a IDC Material Adverse Effect. IDC and each IDC Subsidiary is and has been in compliance with, and to the knowledge of IDC, except as set forth in Schedule 5.8 of the IDC Disclosure Schedules, is not under investigation or audit with respect to and has not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not be reasonably expected to have a IDC Material Adverse Effect.

SECTION 5.9 Litigation. There is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of IDC, threatened against or affecting, IDC or any IDC Subsidiary or their respective properties before any court or arbitrator or before or by any other Governmental Body, that, individually or in the aggregate, would be reasonably expected to have an IDC Material Adverse Effect.

SECTION 5.10 No Undisclosed Material Liabilities. There are no liabilities or obligations of IDC of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required to be reflected on a balance sheet of IDC prepared in accordance with GAAP, and there is no existing condition, situation or set of circumstances that would be reasonably expected to result in such a liability or obligation, other than for:

(a) Taxes, if any, arising out of, or attributable to the Transactions;

(b) liabilities or obligations disclosed and provided for in the IDC Balance Sheet or in the notes thereto or in IDC SEC Documents filed prior to the date hereof or in the IDC 10-K;

(c) liabilities or obligations that, individually or in the aggregate have not had and would not be reasonably expected to have a IDC Material Adverse Effect; or

(d) liabilities incurred in the ordinary course of business since the IDC Balance Sheet Date.

SECTION 5.11 Capitalization

(a) As of the date hereof, the authorized capital stock of IDC consists of 52,000,000 shares, comprised of: 50,000,000 shares of IDC Common Stock and 2,000,000 shares of IDC preferred stock. As of the date hereof, the authorized capital stock of Acquisition Subsidiary consists of 2,000 shares of Common Stock, par value $0.10, of which 1,000 shares are issued and outstanding and held by IDC.

(b) As of the close of business on May 31, 2004, there were issued and outstanding 7,685,677 shares of IDC Common Stock (inclusive of all shares of restricted stock granted under any compensatory plans or arrangements) and no shares of IDC preferred stock, (ii) IDC stock options to purchase an aggregate of 5,454 shares of IDC Common Stock ("IDC Options"), (iii) no phantom shares or stock units issues under any stock option compensation or deferred compensation plan or arrangement, and (iv) IDC warrants to purchase an aggregate of 3,953 shares of IDC Common Stock ("IDC Warrants"). All outstanding shares of capital stock of IDC have been, and all shares that may be issued pursuant to any compensatory plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights. The IDC Disclosure Schedules set forth the number of shares of IDC Common Stock into which such IDC Options or IDC Warrants are exercisable. All of the issued and outstanding shares of the capital stock of IDC were issued in compliance with applicable federal and state securities laws.

(c) Except as set forth in Section 5.11(a) or on Schedule 5.11C of the IDC Disclosure Schedules, there are no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by IDC or any IDC Subsidiary or other agreements or commitments to which IDC or any IDC Subsidiary is a party of any character relating to the issued capital stock or other securities of IDC or any IDC Subsidiary, including any agreement or commitment obligating IDC or any IDC Subsidiary to issue, deliver or sell, or cause to be issued, delivered of sold, shares of capital stock or other securities of IDC or any IDC Subsidiary, to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security or other similar agreement or commitment with respect to IDC or any IDC Subsidiary or obligating IDC or any IDC Subsidiary to make any payments pursuant to any stock based or stock related plan or award. There are no preemptive rights, rights of first refusal, rights of first offer or any similar rights granted with respective to the securities or any assets of IDC or any IDC Subsidiary.

SECTION 5.12 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of IDC or any IDC Subsidiary who might be entitled to any fee or commission from DWS, IDC or any of the IDC Subsidiaries in connection with the Transactions.

SECTION 5.13 Taxes.

(a) Except as set forth in Schedule 5.13 of the IDC Disclosure Schedules and except as would not have a IDC Material Adverse Effect, (i) all IDC Tax Returns required to be filed with any taxing authority by, or with respect to, IDC and the IDC Subsidiaries have been timely filed in accordance with all applicable laws or an appropriate extension of time to file such IDC Tax Returns has been obtained; (ii) IDC and the IDC Subsidiaries have timely paid all Taxes (other than Taxes which are being contested in good faith by appropriate proceeding and for which adequate reserves are reflected on the IDC Balance Sheet) shown as due and payable on the IDC Tax Returns that have been so filed or otherwise due and such Tax Returns are true, correct and complete; as of the time of filing, the IDC Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of IDC and the IDC Subsidiaries; (iii) IDC and the IDC Subsidiaries have made provision for all Taxes payable by IDC and the IDC Subsidiaries for which no IDC Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to IDC and the IDC Subsidiaries reflected on the IDC Balance Sheet are adequate to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now pending or, to the knowledge of IDC, proposed against or with respect to IDC or any IDC Subsidiary in respect of any Tax where an adverse determination is reasonably likely; (vi) IDC is not currently, and never has been the subject of a federal income tax examination; and (vii) there are no Liens or encumbrances for Taxes on any of the assets of IDC or any IDC Subsidiary except Liens for current Taxes not yet due.

(b) IDC and the IDC Subsidiaries (i) have never been a member of an "affiliated group" within the meaning of Section 1504 of the Code, or a similar provision of state, local or foreign law, that does not have IDC as its common parent corporation, and (ii) do not have and have never had any liability for Tax of any person (other than IDC or the IDC Subsidiaries) under Treasury Regulation Section 1.1502-6 or any other similar provision of state, local, foreign or other law.

(c) IDC has no plan or intention to sell or otherwise dispose of the assets acquired from DWS in the Merger other than in the ordinary course of business.

(d) IDC plans to cause Acquisition Subsidiary to continue at least one significant historic business line of DWS, or use at least a significant portion of DWS's historic business assets, in each case within the meaning of Treasury Regulation Section 1.368-1(d), provided, however, that in making this representation IDC is relying on the accuracy of the representation made by DWS in Section 4.14(d) of this Agreement;.

(e) Neither IDC, nor any person related to IDC, as defined in Treasury Regulation Section 1.368-1(e)(3), has acquired any stock of DWS or DWS Delaware with consideration other than stock of IDC.

SECTION 5.14 Transactions with Affiliates. Except with respect to compensation and other benefits paid to employees, directors, and consultants in the ordinary course of business, and except those transactions listed in Schedule 5.14, no Affiliate of IDC nor any stockholder, officer, director, partner, member, consultant or employee of any thereof, is at the date hereof a party to any transaction with IDC, including any contract or arrangement providing for the furnishing of services to or by, providing for rental of real or personal property (including intellectual property) to or from, or otherwise requiring payments to or from IDC or any Affiliate thereof. Except as set forth in IDC SEC Documents, since the date of IDC's last proxy statement filed with the SEC until the date hereof, no event or transaction has occurred of the type that would be reportable by IDC pursuant to Item 404 of Regulation S-K promulgated by the SEC.

SECTION 5.15 Intellectual Property. Schedule 5.15 is a true and complete list of all IDC Intellectual Property (as defined below) that is publicly filed and necessary for the conduct of the business of IDC and the IDC Subsidiaries as conducted and as currently proposed to be conducted. IDC and the IDC Subsidiaries own, or have the right to use, free and clear of all liens, charges, claims and restrictions, under the agreements and upon the terms described in Schedule 5.15, all of the IDC Intellectual Property (the "IDC Intellectual Property Rights"). Other than as set forth in Schedule 5.15, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is IDC or the IDC Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the intellectual property of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. IDC and the IDC Subsidiaries have not received any communications alleging that IDC or the IDC Subsidiaries have violated or, by conducting its business as currently conducted, would violate any third-party intellectual property rights. IDC and the IDC Subsidiaries are not aware of any violation by any third party of any IDC Intellectual Property Rights or of any defects therein or in the title thereto. No person or entity (including, without limitation, any prior employer of any employee of IDC or the IDC Subsidiaries ) has any right to or interest in any IDC Intellectual Property.

SECTION 5.16 Vote Required. The only votes of the holders of any class or series of capital stock of IDC necessary to approve this Agreement and the Transactions is with respect to the Merger, the affirmative vote of a majority of the votes entitled to be cast by all holders of the outstanding shares of IDC Common Stock, (the "IDC Stockholders' Approval").

SECTION 5.17 Subsidiaries; Investments. Except as set forth on Schedule 5.17 of the IDC Disclosure Schedules, IDC does not have any direct or indirect Subsidiaries. IDC does not own or hold, directly or indirectly, an Investment Interest in any Person, other than DWS.

SECTION 5.18 Employee Benefit Plans. Except as set forth in Schedule 5.18 of the IDC Disclosure Schedules, IDC neither has established nor maintains nor is obligated to make contributions to or under or otherwise participate in any Employee Plan or Benefit Arrangements. IDC has not previously made, is not currently making and is not obligated in any way to make any contributions to any Multiemployer Plan.

SECTION 5.19 Environmental Matters; Real Property.

(a) Except as disclosed on Schedule 5.19A of the IDC Disclosure Schedules or as have not had and would not be reasonably expected to have, individually or in the aggregate, an IDC Material Adverse Effect:

(1) no notice, notification, demand, request for information, citation, summons or order has been received by IDC, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of IDC, is threatened against IDC by any Governmental Body or other Person relating to or arising out of any Environmental Law;

(2) IDC is and has been in material compliance with all Environmental Laws and all Environmental Permits; and

(3) there are no liabilities of or relating to IDC of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

(b) There have been no environmental assessments, investigations, studies, audits, tests, reviews or other analyses conducted of which IDC has knowledge in relation to the current or prior business of IDC or any property or facility now or previously owned or leased by IDC that reveal matters that, individually or in the aggregate, have had or would reasonably be expected to have an IDC Material Adverse Effect.

(c) Except as set forth on Schedule 5.19C of the IDC Disclosure Schedules, IDC does not and has not owned, leased or subleased any real property.

SECTION 5.20 Contracts. Except as set forth in Schedule 5.20, IDC is not a party to or bound by: (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment that would be such a "material contract" but for the exception for contracts entered into in the ordinary course of business; or (ii) any non-competition agreement or any other agreement or obligation which materially limits or will materially limit IDC from engaging in its business as now conducted and intended to be conducted. With such exceptions as, individually or in the aggregate, have not had, and would not be reasonably expected to have, an IDC Material Adverse Effect, (x) each of the contracts, agreements and commitments of IDC is valid and in full force and effect and (y) IDC has not violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such contract, agreement or commitment. To the knowledge of IDC, no other party to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of, such contract, agreement or commitment, except for defaults or breaches which, individually or in the aggregate, have not had, or would not reasonably be expected to have, an IDC Material Adverse Effect. IDC has provided or made available to DWS a copy of each agreement described in item (i) and (ii) above.

SECTION 5.21 Employment Matters. Schedule 5.21 of the IDC Disclosure Schedule is a true and complete list of all employees of IDC, which list identifies the name and position of each such employee, and their current salary. Except as set forth on Schedule 5.21 hereto, there are no collective bargaining agreements, employment agreements, consulting agreements or independent contractor agreements to which IDC is a party, or which are pending, which are not terminable at will without liability. Except as set forth on Schedule 5.21, the consummation of the transactions contemplated under this Agreement will not cause IDC to incur or suffer any liability relating to, or obligation to pay, severance, termination, or other payments to any person or entity. Schedule 5.21 includes all employees of IDC who are on unpaid leave pursuant to the Family and Medical Leave Act of 1993 or any comparable statute or regulation. To the best knowledge of IDC, there is not threatened any labor dispute, grievance or litigation relating to labor, safety or discrimination matters, including charges of unfair labor practices or discrimination complaints, involving IDC. There has been no engagement in any unfair labor practices by IDC within the meaning of the National Labor Relations Act or comparable statute or regulation.

SECTION 5.22 Employee Benefits. DWS has been provided complete and accurate copies of each Benefit Plan sponsored or maintained by IDC. With respect to each Benefit Plan, IDC has been provided all related trusts, insurance contracts, summary plan descriptions, administrative agreements, and (where applicable) the past three years' Forms 5500. Each Benefit Plan has been administered in accordance with its terms, ERISA and any other relevant statutes or regulations, the Code, and all other applicable laws. Each Benefit Plan intended to be qualified under Code section 401(a) is so qualified and the related trust is tax-exempt under Code section 501(a).

IDC has never maintained, has no liability and will not have any liability with respect to any Benefit Plan subject to Title IV of ERISA or Code section 412. There are no unfunded obligations under any Benefit Plan that provides benefits after termination of any employee's employment. IDC in its discretion may terminate each Benefit Plan at any time without additional liability to IDC. The transactions contemplated herein will not cause the acceleration of the time of payment, vesting of benefits, or result in any required payments under any Benefit Plan. There are no investigations by any governmental entity or other proceedings or claims against or involving any Benefit Plan, and none are anticipated, except for claims for benefits in the ordinary course.

SECTION 5.23 Net Operating Losses. To the best knowledge of IDC, based upon information available from its tax advisors, audited financial statements, and changes in capital structure for the three years prior to the Merger, but without obtaining an independent review, opinion or certification, the structure of the Transactions and the issuance of IDC shares to DWS Stockholders pursuant to the Merger will not adversely affect the net operating loss carry-forward ("NOLs") of IDC so that IDC's NOLs, as of the Closing Date, will be substantially available to the Surviving Corporation. A list of IDC NOLs is set out in Schedule 5.23. To the best of the knowledge of IDC, since 1999 there has been no transaction that would trigger the "change of ownership" rules as set out in section 382 of the US Internal Revenue Code and Treasury Regulations thereunder.

SECTION 5.24 Internal Controls. IDC has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 promulgated under the 1934 Act) designed to ensure that material information relating to IDC, including its consolidated Subsidiaries, is made known to its Chief Executive Officer and Chief Financial Officer. There are no significant deficiencies or material weaknesses in the design or operation of IDC's internal controls which could adversely affect IDC's ability to record, process, summarise and report financial data. To IDC's knowledge, there is no fraud, whether or not material, that involves management or other employees who have a significant role in IDC's internal controls.

ARTICLE 6

COVENANTS

SECTION 6.1 Interim Operations. Except as expressly contemplated hereby, without the prior written consent of the other parties, IDC and DWS (and DWS Delaware, as applicable) shall conduct its business in all material respects in the ordinary course consistent with past practice and use all reasonable efforts to: (i) preserve intact its present business organization; (ii) keep available the services of its officers; (iii) maintain in effect all material foreign, federal, state and local licenses, permits, approvals and authorizations that are required for it to carry on its business as currently conducted or proposed to be conducted; and (iv) preserve existing relationships with its material partners, lenders, suppliers and others having material business relationships with it so that its business or prospects shall not be adversely affected in any material respect as of the Effective Time. Further, and without limiting the generality of the foregoing, and excluding those matters necessary to accomplish the Redomestication Transaction as provided in Section 6.2, from the date hereof until the Effective Time, without the prior written consent of the other Parties, IDC and DWS shall not:

(a) amend its certificate of incorporation, articles or bylaws or other applicable governing instrument;

(b) amend any term of any of its outstanding securities;

(c) split, combine, subdivide or reclassify any shares of its capital stock or other equity interests or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities;

(d) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization;

(e) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or other equity interests or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or other equity interests;

(f) except in the ordinary course of business, make any capital expenditures, except for capital expenditures not exceeding $50,000 in the aggregate;

(g) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability corporation, partnership, other business organization or division thereof, assets of any Person, other than in the ordinary course of business;

(h) except in the ordinary course of business, sell, lease, license, encumber or otherwise transfer any assets;

(i) except in the ordinary course of business, incur or assume any Indebtedness;

(j) except in the ordinary course of business, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than liens for Taxes that are not yet due, statutory liens, or to secure Indebtedness or other obligations permitted by this Agreement;

(k) make any loan, advance or capital contributions to or investment in any Person, or acquire any Investment Interest;

(l) enter into any contract or agreement, other than in the ordinary course of business, or relinquish or amend in any material respect any material contract (as defined in Item 601(b)(1) of Regulation S-K of the SEC) to which it is a party, other than transactions and commitments contemplated by this Agreement;

(m) enter into any agreement or arrangement that materially limits or otherwise materially restricts it or any of its Affiliates or any successor thereto or that could, after the Effective Time, limit or restrict any of IDC, the Surviving Corporation or any of its Affiliates, from engaging in any business;

(n) enter into any employment, deferred compensation or other similar agreement with any of its director or officer or with any other Person; or establish or adopt any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any of its director, officer or any other Person; increase the compensation, bonus or other benefits payable to any director, or officer; or amend the terms of any outstanding option or right to purchase shares of its Common Stock or its other capital stock (except for the cancellation of all outstanding DWS options and warrants prior to the Effective Time in accordance with Section 4.5(c));

(o) except for changes pending as of the date hereof which have been disclosed by DWS to IDC, change: (1) its methods of accounting or accounting practices in any material respect, except as required by concurrent changes in GAAP or by law; or (2) its fiscal year, except with prior notification to the other parties;

(p) settle any material litigation, investigation, arbitration, proceeding or other claim;

(q) make any material tax election or enter into any settlement or compromise of any material tax liability;

(r) take any action, other than as expressly permitted by this Agreement, that would make any of its representation or warranty hereunder inaccurate in any material respect at the Effective Time; or

(s) agree or commit to do any of the foregoing.

SECTION 6.2 Redomestication in Delaware.

(a) DWS agrees that prior to the approval of the Transactions by stockholders of DWS, DWS will reincorporate in Delaware as a Delaware corporation. The Redomestication Transaction shall be consummated in such manner so as to comply with all applicable Canadian and US statutes and regulations, including but not limited to applicable Canadian and US securities laws, rules and regulations, so that DWS shareholders become the holders of freely tradable shares of DWS Delaware. DWS will provide IDC with reasonable opportunity to review and comment upon all documents prepared by DWS in order to effectuate the Redomestication Transaction. Upon the consummation of the Redomestication Transaction , DWS Delaware will succeed to all rights and obligations under this Agreement. DWS will promptly submit the Redomestication Transaction for approval of the DWS stockholders, and IDC agrees to vote all DWS shares held by IDC in favor of the Redomestication Transaction.

(b) DWS will, (1) use its reasonable best efforts to obtain the approval of the Redomestication Transaction from its stockholders and (2) otherwise comply with all legal requirements and stock exchange rules applicable to such approval. The Board of Directors of DWS shall recommend approval of the Redomestication Transaction by the DWS stockholders and DWS shall take all lawful action to solicit such approval, including timely mailing of the DWS Form S-4 with respect thereto.

SECTION 6.3 No Solicitation.

(a) From the date hereof until the termination hereof, IDC and DWS (and DWS Delaware, as applicable) will not, and will cause its respective Affiliates, and its respective officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors and their respective Affiliates not to, directly or indirectly: (1) take any action to knowingly solicit, initiate, facilitate or encourage the submission of any Acquisition Proposal; (2) engage in any discussions or negotiations with, or disclose any non-public information relating to IDC or DWS or afford access to the properties, books or records of IDC or DWS to, any Person who is known by it to be considering making, or has made, an Acquisition Proposal; (3) (A) approve any transaction under Section 203 of the Delaware Law or (B) approve of any Person becoming an "interested stockholder" under Section 203 of Delaware Law or (4) enter into any agreement with respect to an Acquisition Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of DWS from complying with Rule 14e-2 and Rule 14d-9 under the 1934 Act with regard to an Acquisition Proposal; provided that the Board of Directors of DWS shall not recommend that the stockholders of DWS tender their shares in connection with a tender offer except to the extent the Board of Directors of DWS by a majority vote determines in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of the Board of Directors of DWS to shareholders under applicable Delaware Law, after receiving the advice of outside legal counsel.

(b) IDC and DWS (and DWS Delaware, as applicable) will notify the other promptly (but in no event later than 24 hours) after receipt by it (or any of its representatives or advisors) of any Acquisition Proposal, or of any request for non-public information relating to it or for access to its properties, books or records by any Person who is known to be considering making, or has made, an Acquisition Proposal. Such party shall provide such notice orally and in writing and shall identify the Person making, and the terms and conditions of, any such Acquisition Proposal, indication or request. IDC and DWS shall keep the other fully informed, on a prompt basis (but in any event no later than 24 hours), of the status and details of any such Acquisition Proposal, indication or request. IDC and DWS shall, and shall cause its respective directors, employees and other agents to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal.

SECTION 6.4 Access to Information. IDC and DWS (and DWS Delaware, as applicable) shall: (i) give to the other and it's counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records; (ii) at the other's request, furnish to the other and its counsel, financial advisors, auditors and other authorized representatives all financial and operating data and all information concerning all capital expenditures and other information to which its Board of Directors or its officers are provided or have access to (all of the foregoing to be furnished to the other party simultaneously with the same being furnished to any member of its Board of Directors or officers); and (iii) instruct its counsel, financial advisors, auditors and other authorized representatives to cooperate with the other (and its representatives and agents) in the other's investigation. Any investigation by IDC or DWS in the other pursuant to this Section 6.4 shall be conducted in such manner as not to interfere unreasonably with the conduct of the other's business.

SECTION 6.5 Confidentiality. Except as contemplated hereby, none of the parties hereto shall (or permit its Representatives (as defined) to), directly or indirectly, disclose any confidential information received from the another Party or its Representatives (as defined) in connection with the Transactions, including without limitation, information received during a Party's due diligence investigation (such party receiving such information, the "Receiving Party" and such party disclosing such information, the "Disclosing Party"); except as required by law or judicial or administrative processes. Information will not be subject to the provisions of this Section 6.5 which (i) is or becomes publicly available other than as a result of a breach by the Receiving Party; (ii) is or becomes available on a non-confidential basis from a source which is not prohibited by contract or law from disclosing such information to the Receiving Party; or (iii) was known by the Receiving Party prior to the disclosure thereof by the Disclosing Party other than by means that would be a violation of this Section 6.5 had it been in effect at the time of disclosure. As used herein, the term "Representatives" refers a Party's directors, officers, employees, affiliates, representatives or agents. The Parties acknowledge and agree that any breach of this Section 6.5 by a Party would cause irreparable harm to the other party hereto and that, in such event, such other party shall have the right, among other things, to preliminary and injunctive relief, in addition to any other relief to which such other party may be entitled. In the event that the Transactions are not consummated, the Receiving Party shall promptly return all such written information provided by the Disclosing Party or its Representatives and destroy any copies or notes derived therefrom.

SECTION 6.6 Payment of DWS Costs and Expenses. In the event that the Transactions are not consummated and the cause was not due to a breach of this Agreement by DWS, IDC shall vote to approve any rights or securities offering proposed to be undertaken by DWS to recover its out-of-pocket costs and expenses associated with the efforts to consummate the Transactions, and IDC shall purchase for cash (i) its pro rata share of any such rights or securities offering, and (ii) all rights not exercised by or securities not purchased by other DWS shareholders. Whether the Transactions close or not, IDC will pay all costs of and relating to the dissenting DWS shareholders.

SECTION 6.7 Employment Matters.

(a) IDC agrees to take all necessary corporate action to appoint those persons identified on Schedule 6.7 to the IDC management positions listed on such Schedule 6.7 on such terms and conditions as will be set forth in individual employment agreements, the form of which will be mutually agreed prior to Closing.

(b) IDC will adopt, and submit for IDC stockholder approval in conjunction with IDC stockholder approval of the Merger, an employee stock plan which will provide for up to 10% of IDC's post-merger total issued share capital, not to exceed 1,000,000 shares, to be available for stock option grants to IDC employees following the Closing (the "IDC

Employee Stock Plan"). Under the Employee Stock Plan, IDC employees after the Closing (including all former DWS employees who become IDC employees) will be entitled to be issued stock options on terms and conditions (including strike price and vesting) and in amounts for each employee set by the IDC compensation committee in its discretion. IDC will use its best efforts following the Closing to register all shares subject to IDC options pursuant to a Form S-8 Registration Statement to enable option holders to receive freely transferable shares upon exercise of such options.

SECTION 6.8 Best Efforts. Subject to the terms and conditions of this Agreement, each of the Parties will use its reasonable best efforts to promptly: (1) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (2) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party (including all Governmental Bodies) that are necessary, proper or advisable to consummate the Transactions. Subject to applicable laws relating to the exchange of information, IDC and DWS shall have the right to review in advance, and to the extent practicable to consult with each other on, all the information relating to DWS or IDC, as applicable, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Bodies in connection with the Transactions.

SECTION 6.9 Registration Statements; Approval of Merger.

(a) DWS and IDC shall cooperate and promptly prepare and file with the SEC as soon as practicable: (i) a Registration Statement of DWS Delaware on Form S-4 (the "DWS Form S-4") under the 1933 Act, with respect to the Redomestication Transaction and (ii) a Registration Statement of IDC on Form S-4 (the "IDC Form S-4," and together with the DWS Form S-4, the "Forms S-4") under the 1933 Act, with respect to the Merger Shares issuable in connection with the Merger. DWS and IDC shall cause the Forms S-4 to comply as to form in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder. IDC and DWS shall use all reasonable efforts, and shall cooperate to have the Forms S-4 declared effective by the SEC prior to the Effective Time and to keep the Forms S-4 effective as long as is necessary to consummate the Redomestication Transaction and the Merger. IDC and DWS shall, as promptly as practicable, provide to the other copies of any written comments received from the SEC with respect to the Forms S-4 and advise the other of any verbal comments with respect to the Forms S-4 received from the SEC. IDC and DWS shall use their best efforts to obtain, prior to the effective date of the Forms S-4, all necessary state securities laws or "Blue Sky" permits or approvals required to carry out the Transactions and shall pay all expenses incident thereto. IDC and DWS agree that each Form S-4 and each amendment or supplement thereto at the time it is filed or becomes effective, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made in reliance upon and in conformity with written information concerning IDC or DWS furnished by IDC or DWS, respectively, specifically for use in the Forms S-4. IDC and DWS agree that the written information concerning IDC or DWS, respectively, specifically provided by each party for inclusion in the Forms S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the respective Forms S-4 shall be made by DWS or IDC without the approval of the other party. IDC and DWS shall advise the other, promptly after it receives notice thereof, of the time when either of the Forms S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of DWS, DWS Delaware or IDC Common Stock issuable in connection with the Transactions for offering or sale in any jurisdiction, or any request by the SEC for amendment of the respective Forms S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Subject to Section 6.6, IDC and DWS shall pay all fees and expenses, attorneys' and accounting fees and expenses, incurred in relation to the printing and filing of their respective Forms S-4.

(b) The Board of Directors of DWS shall recommend approval of the Merger by the DWS stockholders and DWS shall take all lawful action to solicit such approval, including timely mailing of the DWS Form S-4 (or applicable portions thereof) with respect thereto. The Board of Directors of IDC shall recommend approval of the Merger by the IDC stockholders and IDC shall take all lawful action to solicit such approval, including timely mailing of the DWS Form S-4 (or applicable portions thereof) with respect thereto.

SECTION 6.10 Public Announcements. So long as this Agreement is in effect, IDC and DWS (and DWS Delaware, as applicable) will consult with each other before issuing any press release or making any public statement with respect to the Transactions and except as may be required by applicable law or any listing agreement with any applicable securities exchange, will not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, any such press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange may be issued without such consent, if the party making such release or statement has used its reasonable efforts to consult with the other party.

SECTION 6.11 Further Assurances. At and after the Effective Time, the officers and directors of DWS, DWS Delaware and IDC will be authorized to execute and deliver, in the name and on behalf of the Surviving Corporation any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Surviving Corporation, any other actions and things to vest, perfect or confirm of record in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of DWS or DWS Delaware acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Transactions.

SECTION 6.12 Notices of Certain Events. Each of IDC and DWS (and DWS Delaware, as applicable) shall promptly notify the other of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

(b) any notice or other communication from any Governmental Body in connection with the Transactions;

(c) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably expected to cause any representation or warranty made by it and contained herein to be untrue or inaccurate in any material respect at any time during the period commencing on the date hereof and ending at the Effective Time; provided, however, that the delivery of any notice pursuant to this Section 6.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice;

(d) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice;

(e) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against such party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12, in the case of DWS, or Section 5.9, in the case of IDC, or which relate to the consummation of the Transactions; and

(f) any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect on such party.

SECTION 6.13 Tax-free Treatment. Prior to the Effective Time, each Party and DWS Delaware shall use its best efforts to cause the Merger to qualify as a reorganization described in Section 368(a) of the Code that will not result in gain to IDC or DWS (or DWS Delaware, as applicable) and to obtain the opinions of counsel referred to in Sections 7.2(b) and 7.3(b), including the execution of the letters of representation referred to therein, and will not take any action reasonably likely to cause the Merger not to so qualify. After the Effective Time, each Party covenants that it will not take, or fail to take, any action that would cause the Merger not to qualify as a reorganization described in Section 368(a) of the Code.

SECTION 6.14 Name Change. At or immediately after the Effective Time, IDC shall change its name to "DataWave Systems, Inc." or such other name as is agreed by the parties and acceptable to applicable regulatory authorities.

ARTICLE 7

CONDITIONS TO THE MERGER

SECTION 7.1 Conditions to the Obligations of Each Party. Unless otherwise waived by the Parties, the obligations of each Party to consummate the Transactions are subject to the satisfaction of the following conditions:

(a) the Redomestication Transaction shall have been successfully consummated;

(b) DWS Stockholders' Approval shall have been obtained for both the Redomestication Transaction and the Merger, and IDC Stockholders' Approval shall have been obtained for the Merger;

(c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Transactions;

(d) all Governmental Consents shall have been obtained and be in effect, and be subject to no limitations, conditions, restrictions or obligations, except for such consents the failure to obtain would not, and such limitations, conditions, restrictions or obligation as would not, individually or in the aggregate, be reasonably expected to have an IDC Material Adverse Effect or a DWS Material Adverse Effect;

(e) the respective Forms S-4 shall have become effective and shall be effective at the consummation of the Redomestication Transaction and the Effective Time, as the case may be, and no stop order suspending effectiveness of either the IDC Form S-4 or the DWS Form S-4 shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, or, to the knowledge of IDC or DWS, threatened, and all necessary approvals under state securities laws relating to the issuance or trading of IDC Common Stock to be issued to DWS's stockholders in connection with the Transactions shall have been received;

(f) each party shall have paid, as of the Closing Date, all costs related to consummating the Transactions, including but not limited to the professional fees for their respective accountants and lawyer; and

(g) IDC has arranged for cash financing or an underwriter sufficient to pay costs of purchase of all Dissenting Shares of DWS under the Redomestication Transaction and/or the Merger.

SECTION 7.2 Conditions to the Obligations of IDC. Unless otherwise waived by IDC, the obligations of IDC to consummate the Transactions are subject to the satisfaction of the following further conditions:

(a) (1)  DWS (and DWS Delaware, as applicable) shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (2) the representations and warranties of DWS and DWS Delaware contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or a DWS Material Adverse Effect or any similar standard or qualification, shall be true and correct at and as of the Effective Time, as if made at and as of such time (other than representations or warranties that address matters only as of a certain date which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have a DWS Material Adverse Effect; and (3) IDC shall have received a certificate signed by an executive officer of DWS Delaware certifying as to the matters set forth in (1) and (2);

(b) IDC shall have received an opinion of Piper Rudnick, in form and substance reasonably acceptable to IDC, on the basis of certain facts, representations and assumptions set forth in the opinion, dated the Closing Date, to the effect that the Merger should be treated for federal income tax purposes as a reorganization described in Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation including representations of officers of IDC and DWS Delaware, in form and substance reasonably acceptable to Piper Rudnick and Clark, Wilson;

(c) IDC shall have received an opinion of Clark, Wilson, corporate counsel to DWS in form and substance reasonably acceptable to IDC; and

(d) no court, arbitrator or Governmental Body shall have issued any order, and there shall not be any statute, rule or regulation restraining or prohibiting the effective operation of the business of IDC after the Effective Time that would be reasonably expected to have an IDC Material Adverse Effect (after giving effect to the Transactions).

SECTION 7.3 Conditions to the Obligations of DWS. Unless otherwise waived by DWS or DWS Delaware, the obligations of DWS and DWS Delaware to consummate the Transactions are subject to the satisfaction of the following further conditions:

(a) (1) IDC shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (2) the representations and warranties of IDC contained in this Agreement and in any certificate or other writing delivered by IDC pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or IDC Material Adverse Effect or any similar standard or qualification shall be true at and as of the Effective Time as if made at and as of such time (other than representations and warranties that address matters only as of a certain date, which shall be true as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not be reasonably expected to have an IDC Material Adverse Effect; and (3) DWS shall have received a certificate signed by an executive officer of IDC certifying as to the matters set forth in (1) and (2);

(b) [Intentionally Deleted].

(c) DWS Delaware shall have received an opinion of Clark, Wilson, in form and substance reasonably acceptable to DWS on the basis of certain facts, representations and assumptions set forth in the opinion, dated the Closing Date, to the effect that the Merger should be treated for federal income tax purposes as a reorganization described in Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain documentation including representations of officers of IDC and DWS Delaware, in form and substance reasonably acceptable to Clark, Wilson and Piper Rudnick;

(d) DWS shall have received an opinion of Piper Rudnick, corporate counsel to IDC in form and substance reasonably acceptable to DWS; and

(e) no court, arbitrator or Governmental Body shall have issued any order, and there shall not be any statute, rule or regulation restraining or prohibiting the effective operation of the business of IDC after the Effective Time that would be reasonably expected to have an IDC Material Adverse Effect (after giving effect to the Transactions).

ARTICLE 8

TERMINATION

SECTION 8.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of DWS):

(a) by mutual written agreement of IDC and DWS or DWS Delaware;

(b) by either IDC or DWS (or DWS Delaware, if applicable), if:

(1) the Transactions have not been consummated on or before December 31, 2004 (the "Termination Date"); provided, that, the right to terminate this Agreement pursuant to this Section 8.1(b)(1) shall not be available to any party whose willful breach of any provision of this Agreement results in the failure of the Transactions to be consummated by the Termination Date;

(2) (A) there shall be any law or regulation that makes consummation of the Transactions illegal or otherwise prohibited; or (B) any judgment, injunction, order or decree of any court or other Governmental Body having competent jurisdiction enjoining IDC and DWS from consummating the Transactions is entered and such judgment, injunction, order or decree shall have become final and non-appealable; or

(3) any of the conditions to the terminating party's obligation to consummate the Transactions become incapable of being fulfilled.

(4) there is a material adverse effect to the value of either IDC or DWS.

(c) by IDC:

(1) if DWS (or DWS Delaware) shall have willfully and materially breached any representation, warranty, covenant or agreement on the part of DWS or DWS Delaware set forth in this Agreement;

(2) if the DWS Stockholders' Approval shall not have been obtained on or before December 31, 2004; or

(3) a breach of any representation, warranty, covenant or agreement on the part of DWS or DWS Delaware set forth in this Agreement shall have occurred that would cause the condition set forth in Section 7.2(a) not to be satisfied, and such condition shall be incapable of being satisfied by the Termination Date; or

(d) by DWS:

(1) if IDC shall have willfully and materially breached any representation, warranty, covenant or agreement on the part of IDC set forth in this Agreement;

(2) if the IDC Stockholders' Approval shall not have been obtained on or before December 31, 2004; or

(3) if a breach of any representation, warranty, covenant or agreement on the part of IDC set forth in this Agreement shall have occurred that would cause the condition set forth in Section 7.3(a) not to be satisfied, and such condition shall be incapable of being satisfied by the Termination Date;

The party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1(a)) shall give notice of such termination to the other party.

SECTION 8.2 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect without liability, except as set forth in Section 6.6, of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto, except that, notwithstanding anything to the contrary contained herein, no termination of this Agreement shall relieve any Party of any liability or damages resulting from any breach by such party of this Agreement.

ARTICLE 9

MISCELLANEOUS

SECTION 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to DWS (or DWS Delaware) to:

DataWave Systems, Inc.
Wayne Plaza 1
145 Route 46 West
Wayne, NJ 07470
Attn: Josh Emanuel
Fax: 973-774-5075

with a copy to:

Clark, Wilson
800 - 885 West Georgia Street
Vancouver, BC V6C 3H1
Attn: Bernard Pinsky, Esq.
Fax: 604-687-6314

if to IDC or Acquisition Subsidiary, to:

Integrated Data Corp.
625 West Ridge Pike
Suite C-106
Conshohocken, PA 19428
Attn: David C. Bryan
Fax: 610-825-9266

with copies to:

Piper Rudnick L.L.P.
1200 Nineteenth Street, N.W.
Washington, DC 20036
Attn: Jay Gary Finkelstein, Esq.
Fax: 202-223-7479

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

SECTION 9.2 Reliance on Representations. Notwithstanding any investigation, knowledge or review made at any time by or on behalf of any party hereto, the parties acknowledge and agree that all representations and warranties contained in this Agreement, or in the Exhibits, the DWS Disclosure Schedules, the IDC Disclosure Schedules or in any of the documents, certification or agreements delivered in connection therewith are being relied upon as a material inducement to enter into this Agreement and the Transactions.

SECTION 9.3 Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

SECTION 9.4 Amendments; No Waivers

(a) Subject to applicable law, any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

SECTION 9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

SECTION 9.7 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.1 shall be deemed effective service of process on such party.

SECTION 9.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

SECTION 9.9 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

SECTION 9.10 Entire Agreement; No Third Party Beneficiaries. This Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

SECTION 9.11 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

SECTION 9.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 9.13 Schedules.

(a) Each of IDC and DWS has set forth information in its respective Disclosure Schedules in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one section of the Disclosure Schedules must be set forth in any other relevant section of the Disclosure Schedules irrespective of its relevance to the latter section of the Disclosure Schedules or section of the Agreement being apparent on the face of the information disclosed in the Disclosure Schedules. The fact that any item of information is disclosed in a Disclosure Schedule to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms "material" or "Material Adverse Effect" or other similar terms in this Agreement except as otherwise expressly set forth in such Disclosure Schedules.

(b) Notwithstanding anything herein to the contrary, each of IDC and DWS shall have the right to update the information contained in its respective Disclosure Schedules on or before the Closing by delivering updated schedules to IDC (in the case of DWS) and DWS (in the case of IDC). IDC and DWS hereby agree that any changes contained in any such updated schedules shall not constitute a breach of their related representations and warranties; provided, however, that each of IDC and DWS shall have the right to terminate this Agreement in the event that any such change(s) results in a DWS Material Adverse Effect or an IDC Material Adverse Effect, respectively, as provided in Section 8.1(c)(3) and Section 8.1(d)(3) hereof.

SECTION 9.14 Fees and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement, including, without limitation, attorneys' and accounting fees and expenses and investment bankers' fees (collectively, the "Transaction Costs") shall be paid by the party incurring such cost or expense whether or not the Transactions are consummated.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DATAWAVE SYSTEMS, INC.

By: /s/ Joshua Emanuel
Name: Joshua Emanuel
Title: President

 INTEGRATED DATA CORP.

 By: /s/ David Bryan
Name: David Bryan
Title: President

 INTEGRATED DATA CORP. ACQUISITION, INC.

By: /s/ David Bryan
Name: David Bryan
Title: President

AGREEMENT AND PLAN OF MERGER
by and between
INTEGRATED DATA CORP.,
INTEGRATED DATA CORP. ACQUISITION, INC.

and
DATAWAVE SYSTEMS, INC.
INDEX TO SCHEDULES
Schedule	Title
2.2	Post-Merger IDC Board of Directors
3.2D	Working Capital Calculations
DWS Disclosure Schedules
4.4	Contravention Issues
4.5B	Declared or Accrued but Unpaid Dividends
4.5C	Capital Stock/Securities Rights or Obligations
4.5D	Stockholder Agreements, Voting Trusts, Proxies or Understandings
4.6	Direct or Indirect Subsidiaries and Investment Interests
4.11	Business Compliance Exceptions or Investigations
4.12	Litigation
4.14	Tax Compliance Exceptions or Investigations
4.15	Employee Benefit Plan Participation
4.16A	Environmental Compliance Exceptions
4.16C	Real Property
4.17	Intellectual Property
4.19	Employment Matters
4.25	Transactions with Affiliates
IDC Disclosure Schedules
5.4	Contravention Issues
5.8	Business Compliance Exceptions or Investigations
5.11C	Capital Stock/Securities Rights or Obligations
5.13	Tax Compliance Exceptions or Investigations
5.14	Transactions with Affiliates
5.15	Intellectual Property
5.17	Direct or Indirect Subsidiaries and Investment Interests
5.18	Employee Benefit Plan Participation
5.19A	Environmental Compliance Exceptions
5.19C	Real Property
5.20	Contracts
5.21	Employment Matters
5.23	IDC NOLs
General
6.7	Post-Merger Senior Executive Positions

Schedule 2.2

Post-Merger IDC Board of Directors

SECTION 2.2 Directors. The Board of Directors of Acquisition Subsidiary as of the Effective Time shall be the directors of the Surviving Corporation until their successors are appointed or elected in accordance with applicable Delaware Law. IDC agrees to take all necessary corporate action to reconstitute the IDC Board of Directors from and after the Effective Time to consist of those persons identified on this Schedule, which persons shall serve as the directors of IDC until their successors are appointed or elected in accordance with applicable Delaware Law.

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Adiletta, John X.

Bryan, David C.

Emanuel, Joshua

Fozdar, Vijay

Will, Eduard

Schedule 3.2D

Working Capital Calculations

SECTION 3.2 Adjustments.

(d) At Closing, the Valuations of IDC and DWS shall be: (a) increased by the amount, if any, which the Closing Working Capital exceeds the Base Working Capital, or (b) reduced by the amount, if any, which the Closing Working Capital is less than the Base Working Capital, all on a dollar for dollar basis. The Base Working Capital Schedules attached hereto as Schedule 3.2D calculate Base Working Capital for IDC and DWS. The Closing Working Capital of IDC and DWS shall be calculated in a manner consistent with that presented in this Schedule.

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	DWS	I	IDC
	From 12/31/2003	I	From 12/31/2003	Less 9/30/03	12/31/03 Prior to
	Consolidated	I	Consolidated	DWS	DWS
	Balance Sheet	I	Balance Sheet	Consolidation	Consolidation
I
Current Assets (as defined)		I
Accounts receivable and other .................	$ 4,737,053	I	$ 3,975,637	$ 3,929,208	$ 46,429
Inventories ..............................................	$ 2,839,342	I	$ 1,678,077	$ 1,678,077	$ -
Prepaid expenses and deposits ..................	$ 861,393	I	$ 716,253	$ 671,733	$ 44,520
Deferred income taxes .............................	$ 79,000	I	$ -		$ -
Total current assets .....................................	$ 8,516,788	I	$ 6,369,967		$ 90,949
I
Current Liabilities		I
Accounts payable and accrued liabilities ...	$ 10,036,221	I	$ 8,531,447	$ 8,427,701	$ 103,746
Short-term borrowings .............................	$ -	I	$ 578,000	$ -	$ 578,000
Deferred revenue .....................................	$ 26,806	I	$ 51,282	$ 51,282	$ -
Total current liabilities ................................	$ 10,063,027	I	$ 9,160,729		$ 681,746

DWS BASE WORKING CAPITAL	$ (1,546,239)

IDC BASE WORKING CAPITAL					$ (590,797)

DWS Disclosure Schedule 4.4

Contravention

SECTION 4.4 Non-contravention. The execution, delivery and performance by DWS of this Agreement and the consummation by DWS and DWS Delaware of the Transactions do not and will not: (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws, stockholders agreement or other governing instrument of DWS or DWS Delaware; (ii) assuming compliance with the matters referred to in Section 4.3, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree; (iii) assuming Section 7.1(e) is satisfied, require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which DWS or DWS Delaware is entitled, except as set forth on this Schedule, under (A) any provision of any agreement or other instrument binding upon DWS or DWS Delaware, (B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets or business of, DWS or DWS Delaware; or (iv) result in the creation or imposition of any Lien on any asset of DWS or DWS Delaware, other than such exceptions in the case of clauses (ii) through (iv) as would not, individually or in the aggregate, be reasonably expected to have a DWS Material Adverse Effect or to materially impact or delay the ability of DWS or DWS Delaware to consummate the Transactions.

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Except as listed below, assuming Section 7.1(e) of the Agreement is satisfied, the execution, delivery and performance by DWS of the Agreement and the consummation by DWS and DWS Delaware of the Transactions do not and will not require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which DWS or DWS Delaware is entitled under (A) any provision of any agreement or other instrument binding upon DWS or DWS Delaware, (B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets or business of, DWS or DWS Delaware.

1. Breach of policy of the TSX Venture Exchange regarding the requirement for a majority of the minority shareholder approval for related party transactions; and

2. Certain material contracts may be breached or third parties may have the right to terminate certain material contracts upon a change of control of DWS.

DWS Disclosure Schedule 4.5B

Declared or Accrued but Unpaid Dividends

SECTION 4.5 Capitalization.

(b) As of the close of business on May 25, 2004, there were issued and outstanding 43,889,334 shares of DWS Common Stock. All outstanding shares of capital stock of DWS have been duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights. Except as set forth in this Schedule, as of the date hereof, there are no declared or accrued but unpaid dividends with regard to any issued and outstanding shares of capital stock of DWS. All of the issued and outstanding shares of the capital stock of DWS were issued in compliance with applicable Canadian, United States federal and state securities laws.

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There are no declared or accrued but unpaid dividends.

DWS Disclosure Schedule 4.5C

Capital Stock/Securities Rights or Obligations

SECTION 4.5 Capitalization.

(c) Except as set forth on this Schedule, there are no authorized or outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued or issuable by DWS or other agreements or commitments to which DWS is a party of any character relating to the issued or unissued capital stock or other securities of DWS, including any agreement or commitment obligating DWS to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other securities of DWS, to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security or other similar agreement or commitment with respect to DWS or obligating DWS to make any payments pursuant to any stock based or stock related plan or award. All presently outstanding options, warrants, rights, convertible or exchangeable securities or other agreements or commitments obligating DWS to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other securities of DWS will be cancelled by DWS or DWS Delaware on or prior to the Effective Time. Except as set forth on this Schedule, there are no preemptive rights, rights of first refusal, rights of first offer or any similar rights granted with respect to the securities or any assets of DWS.

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There are no authorized or outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued or issuable by DWS, except for 872,500 options granted and expiring between 18 July, 2005 and 31 July, 2007. Details have been provided to IDC.

There are no preemptive rights, rights of first refusal, rights of first offer or any similar rights granted with respect to the securities or any assets of DWS.

DWS Disclosure Schedule 4.5D

Stockholder Agreements, Voting Trusts, Proxies or Understandings

SECTION 4.5 Capitalization.

(d) Except as set forth on this Schedule, there are no agreements, voting trusts, proxies or understandings with respect to the voting or registration of any shares of capital stock or other securities of DWS either (1) between or among DWS and its stockholders or (2) between or among any of DWS's stockholders.

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There are no agreements, voting trusts, proxies or understandings with respect to the voting or registration of any shares of capital stock or other securities of DWS either (1) between or among DWS and its stockholders or (2) between or among any of DWS's stockholders.

DWS Disclosure Schedule 4.6

Direct or Indirect Subsidiaries and Investment Interests

SECTION 4.6 Subsidiaries; Investments. Except as set forth on this Schedule, DWS does not have, and DWS Delaware will not have, any direct or indirect Subsidiaries. DWS does not own or hold, and DWS Delaware will not own or hold, directly or indirectly, an Investment Interest in any Person.

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DataWave Services (Canada) Inc.	B.C.	owned 100%
DataWave Systems (US) Inc.	Nevada	owned 100%
DataWave Services (US) Inc. by DataWave Systems (US) Inc.	Nevada	owned 100%

Cardxpress Vending Inc.	Delaware	owned 100%
CXP Canada Inc.	Canada	owned 100%

DWS Disclosure Schedule 4.11

Business Compliance Exceptions or Investigations

SECTION 4.11 Compliance with Laws and Court Orders. DWS holds, and DWS Delaware will hold, all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Bodies necessary for the lawful conduct of its business as presently conducted, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not be reasonably expected to have a DWS Material Adverse Effect. DWS is and has been in compliance with, and to the knowledge of DWS, except as set forth in this Schedule, is not under investigation or audit with respect to and has not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not be reasonably expected to have a DWS Material Adverse Effect.

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DWS is not under investigation or audit with respect to and has not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not be reasonably expected to have a DWS Material Adverse Effect.

DWS Disclosure Schedule 4.12

Litigation

SECTION 4.12 Litigation. Except as set forth in this Schedule, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of DWS, threatened against or affecting, DWS or any of its properties before any court or arbitrator or before or by any other Governmental Body, that, individually or in the aggregate, would be reasonably expected to have a DWS Material Adverse Effect.

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There is no action, suit, investigation or proceeding pending against, or, to the knowledge of DWS, threatened against or affecting, DWS or any of its properties before any court or arbitrator or before or by any other Governmental Body, that, individually or in the aggregate, would be reasonably expected to have a DWS Material Adverse Effect.

DWS Disclosure Schedule 4.14

Tax Compliance Exceptions or Investigations

SECTION 4.14 Taxes.

(a) Except as set forth in this Schedule and except as would not have a DWS Material Adverse Effect: (1) all Tax Returns filed or required to be filed by, or with respect to, DWS or DWS Delaware have been timely filed in accordance with all applicable laws or an appropriate extension of time to file such Tax Returns has been obtained; (2) DWS and DWS Delaware have timely paid all Taxes (other than Taxes which are being contested in good faith by appropriate proceeding and for which adequate reserves are reflected on DWS Balance Sheet) shown as due and payable on Tax Returns that have been so filed, or otherwise due, and such Tax Returns are true, correct and complete; as of the time of filing, Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of DWS and DWS Delaware, respectively; (3) DWS and DWS Delaware have made provision for all Taxes payable by DWS or DWS Delaware for which no Tax Return has yet been filed; (4) the charges, accruals and reserves for Taxes reflected on DWS Balance Sheet are adequate to cover the Tax liabilities accruing through the date thereof; (5) there is no action, suit, proceeding, audit or claim now pending or, to the knowledge of DWS or DWS Delaware, proposed against or with respect to DWS or DWS Delaware in respect of any Tax; (6) neither DWS nor DWS Delaware is currently and never has been the subject of a US or Canadian federal income tax examination; (7) there are no Liens or encumbrances for Taxes on any of the assets of DWS or DWS Delaware except Liens for current Taxes not yet due; and (8) neither DWS nor DWS Delaware is a party to any Tax allocation or sharing agreement that could give rise to a liability after the Closing. For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any US (federal, state or local), Canadian or foreign governmental body and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, "Tax Returns" shall mean any US (federal, state or local), Canadian, or foreign return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

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      All DWS Tax Returns required to be filed with any taxing authority by, or with respect to, DWS have been timely filed in accordance with all applicable laws or an appropriate extension of time to file such DWS Tax Returns has been obtained.

      DWS has timely paid all Taxes (other than Taxes which are being contested in good faith by appropriate proceeding and for which adequate reserves are reflected on DWS Balance Sheet) shown as due and payable on DWS Tax Returns that have been so filed, or otherwise due and such Tax Returns are true, correct and complete; as of the time of filing, DWS Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of DWS.

      DWS has made provision for all Taxes payable by DWS for which no DWS Tax Return has yet been filed.

      The charges, accruals and reserves for Taxes with respect to DWS reflected on DWS Balance Sheet are adequate to cover the Tax liabilities accruing through the date thereof.

      There is no action, suit, proceeding, audit or claim now pending or, to the knowledge of DWS, proposed against or with respect to DWS in respect of any Tax where an adverse determination is reasonably likely.

      DWS is not currently the subject of a US federal or Canadian income tax examination. There are no Liens or encumbrances for Taxes on any of the assets of DWS. Information on previous tax audits has been provided to IDC.

      DWS is not a party to any Tax allocation or sharing agreements that could give rise to a liability after the Closing.

DWS Disclosure Schedule 4.15

Employee Benefit Plan Participation

SECTION 4.15 Employee Benefit Plans. Except as set forth in this Schedule, DWS (and DWS Delaware, as applicable) neither has established nor maintains nor is obligated to make contributions to or under or otherwise participate in any Employee Plan or Benefit Arrangements. DWS (and DWS Delaware, as applicable) has not previously made, is not currently making and is not obligated in any way to make any contributions to any Multiemployer Plan.

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DWS (and DWS Delaware, as applicable) neither has established nor maintains nor is obligated to make contributions to or under or otherwise participate in any Employee Plan or Benefit Arrangements, except for the following:

Canada	Great West Life	Plan 154084
U.S.	ADP TotalSource

DWS matches contributions to Canada (Registered Retirement Savings Plans (RRSP)) and U.S. (401k) up to 5% of salaries.

DWS Disclosure Schedule 4.16A

Environmental Compliance Exceptions

SECTION 4.16 Environmental Matters; Real Property.

(a) Except as disclosed on this Schedule or as have not had and would not be reasonably expected to have, individually or in the aggregate, a DWS Material Adverse Effect:

(1) no notice, notification, demand, request for information, citation, summons or order has been received by DWS, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of DWS, is threatened against DWS by any Governmental Body or other Person relating to or arising out of any Environmental Law;

(2) DWS is and has been in material compliance with all Environmental Laws and all Environmental Permits; and

(3) there are no liabilities of or relating to DWS of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

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No exceptions.

DWS Disclosure Schedule 4.16C

Real Property

SECTION 4.16 Environmental Matters; Real Property.

(c) Except as set forth on this Schedule, DWS does not and has not owned, leased or subleased any real property.

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DWS does not and has not owned, leased or subleased any real property, except for lease agreements for the following:

13575 Commerce Parkway, Suite 110, Richmond, BC V6V 2L1, Canada

6745 Century Drive, Suite 4, Mississauga, ON L5N 8C9, Canada

Wayne Interchange Plaza 1, 145 Route 46 West, 3rd floor, Wayne, NJ 07470, USA

DWS Disclosure Schedule 4.17

Intellectual Property

SECTION 4.17 Intellectual Property. This Schedule is a true and complete list of all DWS Intellectual Property (as defined below) that is publicly-filed and necessary for the conduct of the business of DWS as conducted and as currently proposed to be conducted. DWS (and DWS Delaware, as applicable) owns, or has the right to use, free and clear of all liens, charges, claims and restrictions, under the agreements and upon the terms described in this Schedule all of the DWS Intellectual Property (the "DWS Intellectual Property Rights"). Other than as set forth in this Schedule, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is DWS bound by or a party to any options, licenses or agreements of any kind with respect to the intellectual property of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. DWS has not received any communications alleging that DWS has violated or, by conducting its business as currently conducted, would violate any third-party intellectual property rights. DWS is not aware of any violation by any third party of any DWS Intellectual Property Rights or of any defects therein or in the title thereto. No person or entity (including, without limitation, any prior employer of any employee of DWS) has any right to or interest in any DWS Intellectual Property. "Intellectual Property" shall mean all patents, trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, trade secrets, schematics, technology, know-how, computer software programs or applications, tangible or intangible proprietary information or material, all third-party issued patents, patent rights and patent applications (including packaged commercially available licensed software programs sold to the public) that are used in the operation of a Party's business as currently conducted, that such Party owns or is licensed or otherwise possesses legally enforceable rights to use.

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DWS Intellectual Property that is publicly-filed and necessary for the conduct of the business of DWS as conducted and as currently proposed to be conducted is listed below. DWS (and DWS Delaware, as applicable) owns, or has the right to use, free and clear of all liens, charges, claims and restrictions.

Registered trademarks	Canada	U.S.
DataWave name and symbol	X	X
Powered by DataWave	X	X
InOneCard name and symbol	X	X
CallPlus	X
EasyCaller	X
EasyCall	X
LinkTel	X
SmarTel	X
Supercall	X

With the exception of Integrated Data Corp. (IDC), no person or entity (including, without limitation, any prior employer of any employee of DWS) has any right to or interest in any DWS Intellectual Property other than licenses granted in the normal course of business. IIDC owns 100% of the exclusive worldwide rights, excluding the Americas, to own, operate, and license any and all DataWave technologies.

DWS Disclosure Schedule 4.19

Employment Matters

SECTION 4.19 Employment Matters. DWS has provided to IDC a true and complete list of all employees of DWS, which list identifies the name and position of each such employee and their salary. Except as set forth on this Schedule, there are no collective bargaining agreements, employment agreements, consulting agreements or independent contractor agreements to which DWS is a party, or which are pending, which are not terminable at will without liability. Except as set forth on this Schedule, the consummation of the transactions contemplated under this Agreement will not cause DWS or IDC to incur or suffer any liability relating to, or obligation to pay, severance, termination, or other payments to any person or entity. This Schedule includes all employees of DWS who are on unpaid leave pursuant to the Family and Medical Leave Act of 1993 or any comparable statute or regulation. To the best knowledge of DWS, there is not threatened any labor dispute, grievance or litigation relating to labor, safety or discrimination matters, including charges of unfair labor practices or discrimination complaints, involving DWS. There has been no engagement in any unfair labor practices by DWS within the meaning of the National Labor Relations Act or comparable Canadian statute or regulation.

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A true and complete list of all employees of DWS at May 31, 2004 with annual salaries has been provided to IDC. No employment contracts exist between DWS and any employee.

Particulars of compensation paid to:

  The chief executive officer;

  each of the four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus exceeds $100,000 (Cdn$135,000) per year;

may be found in DWS' SEC filings (Form 10K-SB). DWS has no long-term incentive plans in place and therefore there were no awards made under any long-term incentive plan to the Named Executive Officers during our most recently completed fiscal year.

DWS Disclosure Schedule 4.25

Transactions with Affiliates

SECTION 4.25 Transactions with Affiliates. Except as set forth in this Schedule, no Affiliate of DWS nor any stockholder, officer, director, partner, member, consultant or employee of DWS or any Affiliate thereof, is at the date hereof a party to any transaction with DWS, including any contract or arrangement providing for the furnishing of services to or by, providing for rental of real or personal property (including intellectual property) to or from, or otherwise requiring payments to or from DWS or any Affiliate thereof.

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No Affiliate of DWS nor any stockholder, officer, director, partner, member, consultant or employee of DWS or any Affiliate thereof, is at the date hereof a party to any transaction with DWS, including any contract or arrangement providing for the furnishing of services to or by, providing for rental of real or personal property (including intellectual property) to or from, or otherwise requiring payments to or from DWS or any Affiliate thereof except as provided to IDC.

DWS has a consulting agreement with Abe Carmel that expires on July 31, 2004.

IDC Disclosure Schedule 5.4

Contravention

SECTION 5.4 Non-contravention. The execution, delivery and performance by IDC and Acquisition Subsidiary of this Agreement and the consummation by IDC and Acquisition Subsidiary of the Transactions do not and will not: (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws, stockholders agreement or other governing instrument of IDC or Acquisition Subsidiary; (ii) assuming compliance with the matters referred to in Section 5.3, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree; (iii)  require any consent or other action by any Person under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or cause or permit the termination, cancellation, acceleration, triggering or other change of any right or obligation or the loss of any benefit to which IDC or Acquisition Subsidiary is entitled, except as set forth on this Schedule, under (A) any provision of any agreement or other instrument binding upon IDC or Acquisition Subsidiary, or (B) any license, franchise, permit, certificate, approval or other similar authorization held by, or affecting, or relating in any way to, the assets or business of, IDC or Acquisition Subsidiary; or (iv) result in the creation or imposition of any Lien on any asset of IDC or Acquisition Subsidiary, other than such exceptions in the case of clauses (ii) through (iv) as would not, individually or in the aggregate, be reasonably expected to have a IDC Material Adverse Effect or to materially impact or delay the ability of IDC or Acquisition Subsidiary to consummate the Transactions.

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No exceptions.

IDC Disclosure Schedule 5.8

Business Compliance Exceptions or Investigations

SECTION 5.8 Compliance with Laws and Court Orders. IDC and each IDC Subsidiary holds all licenses, franchises, certificates, consents, permits, qualifications and authorizations from all Governmental Bodies necessary for the lawful conduct of their business as presently conducted, except where the failure to hold any of the foregoing, individually or in the aggregate, has not had and would not be reasonably expected to have a IDC Material Adverse Effect. IDC and each IDC Subsidiary is and has been in compliance with, and to the knowledge of IDC, except as set forth in this Schedule, is not under investigation or audit with respect to and has not been threatened to be charged with or given notice of any violation of, any such license, franchise, certificate, consent, permit, qualification or authorization, applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that, individually or in the aggregate, have not had and would not be reasonably expected to have a IDC Material Adverse Effect.

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No exceptions.

IDC Schedule 5.11C

Capital Stock/Securities Rights or Obligations

SECTION 5.11 Capitalization

(c) Except as set forth in Section 5.11(a) or on this Schedule, there are no outstanding subscriptions, options, warrants, rights or convertible or exchangeable securities issued by IDC or any IDC Subsidiary or other agreements or commitments to which IDC or any IDC Subsidiary is a party of any character relating to the issued capital stock or other securities of IDC or any IDC Subsidiary, including any agreement or commitment obligating IDC or any IDC Subsidiary to issue, deliver or sell, or cause to be issued, delivered of sold, shares of capital stock or other securities of IDC or any IDC Subsidiary, to grant, extend or enter into any subscription, option, warrant, right or convertible or exchangeable security or other similar agreement or commitment with respect to IDC or any IDC Subsidiary or obligating IDC or any IDC Subsidiary to make any payments pursuant to any stock based or stock related plan or award. There are no preemptive rights, rights of first refusal, rights of first offer or any similar rights granted with respective to the securities or any assets of IDC or any IDC Subsidiary.

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There are no exceptions for any IDC Subsidiary.

As at 31 May 2004, IDC has warrants outstanding for 3,125 shares with exercise prices between $5.00 and $975.00 and expiring between 3 June 2004 and 3 June 2005. Details have been provided to DWS.

As at 31 May 2004, IDC has options outstanding for 5,454 shares with exercise prices between $9.00 and $1,188.00 and expiring between 14 July 2007 and 22 August 2013. Details have been provided to DWS.

IDC Disclosure Schedule 5.13

Tax compliance Exceptions or Investigations

SECTION 5.13 Taxes.

(a) Except as set forth in this Schedule and except as would not have a IDC Material Adverse Effect, (i) all IDC Tax Returns required to be filed with any taxing authority by, or with respect to, IDC and the IDC Subsidiaries have been timely filed in accordance with all applicable laws or an appropriate extension of time to file such IDC Tax Returns has been obtained; (ii) IDC and the IDC Subsidiaries have timely paid all Taxes (other than Taxes which are being contested in good faith by appropriate proceeding and for which adequate reserves are reflected on the IDC Balance Sheet) shown as due and payable on the IDC Tax Returns that have been so filed or otherwise due and such Tax Returns are true, correct and complete; as of the time of filing, the IDC Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of IDC and the IDC Subsidiaries; (iii) IDC and the IDC Subsidiaries have made provision for all Taxes payable by IDC and the IDC Subsidiaries for which no IDC Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to IDC and the IDC Subsidiaries reflected on the IDC Balance Sheet are adequate to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now pending or, to the knowledge of IDC, proposed against or with respect to IDC or any IDC Subsidiary in respect of any Tax where an adverse determination is reasonably likely; (vi) IDC is not currently, and never has been the subject of a federal income tax examination; and (vii) there are no Liens or encumbrances for Taxes on any of the assets of IDC or any IDC Subsidiary except Liens for current Taxes not yet due.

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The above statement is true and correct except that IDC does not make provisions for Taxes payable. Taxes are paid when due. With the exception of its Annual Delaware Franchise Tax, the amount of Taxes historically owed by IDC and IDC Subsidiaries does not warrant setting up charges, accruals and reserves for Taxes. Estimated tax for its Annual Delaware Franchise Tax is paid on a quarterly basis as required by the state of Delaware.

IDC Schedule 5.15

Intellectual Property

SECTION 5.15 Intellectual Property. This Schedule is a true and complete list of all IDC Intellectual Property (as defined below) that is publicly filed and necessary for the conduct of the business of IDC and the IDC Subsidiaries as conducted and as currently proposed to be conducted. IDC and the IDC Subsidiaries own, or have the right to use, free and clear of all liens, charges, claims and restrictions, under the agreements and upon the terms described in this Schedule, all of the IDC Intellectual Property (the "IDC Intellectual Property Rights"). Other than as set forth in this Schedule, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is IDC or the IDC Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the intellectual property of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. IDC and the IDC Subsidiaries have not received any communications alleging that IDC or the IDC Subsidiaries have violated or, by conducting its business as currently conducted, would violate any third-party intellectual property rights. IDC and the IDC Subsidiaries are not aware of any violation by any third party of any IDC Intellectual Property Rights or of any defects therein or in the title thereto. No person or entity (including, without limitation, any prior employer of any employee of IDC or the IDC Subsidiaries ) has any right to or interest in any IDC Intellectual Property.

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IDC Patents
Inventor & Aty Docket No.	Title & Description	Status	Government File No.
Yang et al. 12176US01	Digital Compressed Voice Paging System which Uses RDS Format for the ID Signals and SCA Format for the Voice Message Signals Both Formats Being FM Subcarriers	Filed 1/18/96 Issued: US 5,881,365 S. Africa Taiwan	08/588,383 97/0389 86110642
A digital FM voice paging system uses digital signal processing (including D/A conversion and data compression) to transmit voice pager data over existing FM broadcast subcarriers.
Yang et al. 12176US03	Multiple Subcarrier Communication System	Filed 6/13/99 Issued: US 6,088,577	09/229,536
US 5,881,369 with improved claims & title.
Goldenberg et al. 12302US01	Voice Pager	Filed 4/5/99 Issued: US D423,011	29/101,488
Design patent covering the Voca™ product

IDC Trade Secrets
ClariCAST® Voice Paging Protocol
Method and Apparatus for Reducing Interference Noise in Digital Stored Voice Pagers
Wireless Network Text to Formatted Speech Conversion
Multi-Mode Antenna Shield
Hybrid Two-way Radio Communication System
Priority Channel Scanning Method and Apparatus
Wireless Voicemail Forwarding of a Truncated Call
Process Acknowledgement in a Wireless Communication System

U.S. Trademarks

Trademark	Description
ClariCAST®	Wireless Digital Data Over-the-Air Protocol
Voca™	Portable Digital Voice Paging Device

IDC Disclosure Schedule 5.17

Direct or Indirect Subsidiaries and Investment Interests

SECTION 5.17 Subsidiaries; Investments. Except as set forth on this Schedule, IDC does not have any direct or indirect Subsidiaries. IDC does not own or hold, directly or indirectly, an Investment Interest in any Person, other than DWS.

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IDC Subsidiaries
C3 Technologies, Inc. 625 W. Ridge Pike, Suite C-106 Conshohocken, PA 19428-1192	100% ownership; Operating

DataWave Systems, Inc. 13575 Commerce Parkway Suite 110 Richmond BC V6V 2L1Canada	50.062% ownership; Operating

Global Telecommunications of Delaware, Inc. 625 W. Ridge Pike, Suite C-106 Conshohocken, PA 19428-1192	100% ownership; Non-operating

Integrated Data Corp. Acquisition, Inc. 625 W. Ridge Pike, Suite C-106 Conshohocken, PA 19428-1192	100% ownership; Non-operating

I.D.C. Italia Srl Via Michael Pacher, 16 39100 Bolzano Italia	60% ownership; Operating

Integrated Communications Systems, Ltd. First Floor 146 Buckingham Palace Road London SW1W 9TR England	100% ownership; Operating

Integrated Data Technologies, Ltd. First Floor 146 Buckingham Palace Road London SW1W 9TR England	100% ownership; Non-operating

IDC Disclosure Schedule 5.18

Employee Benefit Plan Participation

SECTION 5.18 Employee Benefit Plans. Except as set forth in this Schedule, IDC neither has established nor maintains nor is obligated to make contributions to or under or otherwise participate in any Employee Plan or Benefit Arrangements. IDC has not previously made, is not currently making and is not obligated in any way to make any contributions to any Multiemployer Plan.

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1. IDC pays an administration fee of $119 per month to maintain a 401(k) plan for its employees. There are no employer contributions to this plan at this time.

2. IDC offers its employees an industry-competitive holiday schedule and vacation time.

IDC Disclosure Schedule 5.19A

Environmental Compliance Exceptions

SECTION 5.19 Environmental Matters; Real Property.

(a) Except as disclosed in this Schedule or as have not had and would not be reasonably expected to have, individually or in the aggregate, an IDC Material Adverse Effect:

(1) no notice, notification, demand, request for information, citation, summons or order has been received by IDC, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefore) is pending or, to the knowledge of IDC, is threatened against IDC by any Governmental Body or other Person relating to or arising out of any Environmental Law;

(2) IDC is and has been in material compliance with all Environmental Laws and all Environmental Permits; and

(3) there are no liabilities of or relating to IDC of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

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No exceptions.

IDC Disclosure Schedule 5.19C

Real Property

SECTION 5.19 Environmental Matters; Real Property.

(c) Except as set forth on this Schedule, IDC does not and has not owned, leased or subleased any real property.

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1. IDC leases 4,000 square feet of standard office space at 625 West Ridge Pike, Suite C-106, Conshohocken, PA 19087. This lease is through 31 August 2005.

2. With the exception of DataWave Systems, Inc., all IDC subsidiaries, as listed in IDC Disclosure Schedule 5.17, have no-cost agreements for the use of office space at the addresses listed. DataWave Systems, Inc. Real Property is listed in DWS Disclosure Schedule 4.16C.

IDC Disclosure Schedule 5.20

Contracts

SECTION 5.20 Contracts. Except as set forth in this Schedule, IDC is not a party to or bound by: (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment that would be such a "material contract" but for the exception for contracts entered into in the ordinary course of business; or (ii) any non-competition agreement or any other agreement or obligation which materially limits or will materially limit IDC from engaging in its business as now conducted and intended to be conducted. With such exceptions as, individually or in the aggregate, have not had, and would not be reasonably expected to have, an IDC Material Adverse Effect, (x) each of the contracts, agreements and commitments of IDC is valid and in full force and effect and (y) IDC has not violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such contract, agreement or commitment. To the knowledge of IDC, no other party to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of, such contract, agreement or commitment, except for defaults or breaches which, individually or in the aggregate, have not had, or would not reasonably be expected to have, an IDC Material Adverse Effect. IDC has provided or made available to DWS a copy of each agreement described in item (i) and (ii) above.

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Agreement or Contract	Brief Description
DataWave International License	Long-term licensing agreement with DWS. IDC owns 100% of the exclusive worldwide rights, excluding the Americas, to own, operate, and license any and all DataWave technologies.
IDC Italia Srl Joint Venture	IDC owns 60% of an Italian Joint Venture company set up to offer services throughout Italy based on C3 Technologies (ClariCAST®) and DataWave (DataWave International License) proprietary technologies.
Radio Radicale FM-Subcarrier Agreement	Contract for the exclusive rights to use the FM-subcarrier (SCA) channels of approximately 200 FM radio stations comprising Radio Radicale's Italian-national radio network.
U.K. Telecommunication Network Assets Management & Administration Agreement	Integrated Communications Services Ltd. contract for the management & administration of a third party's London-based switch & other telecommunications network assets.
U.K. DataWave Technology Sublicense Agreements	IDC is party to several sublicense agreements for the use of DataWave technologies in the U.K.

Copies of any of the above referenced agreements will be provided to DWS upon request.

IDC Disclosure Schedule 5.21

Employment Matters

SECTION 5.21 Employment Matters. This Schedule is a true and complete list of all employees of IDC , which list identifies the name and position of each such employee and their current salary. Except as set forth on this Schedule hereto, there are no collective bargaining agreements, employment agreements, consulting agreements or independent contractor agreements to which IDC is a party, or which are pending, which are not terminable at will without liability. Except as set forth on this Schedule, the consummation of the transactions contemplated under this Agreement will not cause IDC to incur or suffer any liability relating to, or obligation to pay, severance, termination, or other payments to any person or entity. This Schedule includes all employees of IDC who are on unpaid leave pursuant to the Family and Medical Leave Act of 1993 or any comparable statute or regulation. To the best knowledge of IDC, there is not threatened any labor dispute, grievance or litigation relating to labor, safety or discrimination matters, including charges of unfair labor practices or discrimination complaints, involving IDC. There has been no engagement in any unfair labor practices by IDC within the meaning of the National Labor Relations Act or comparable statute or regulation.

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IDC Employees
David C. Bryan	Current salary	=	$156,000 per year.
Walter (Chuck) T. Bristow III	Current salary	=	$98,800 per year

Employment Agreements

To be furnished upon request.

IDC Disclosure Schedule 5.23

IDC NOLs

SECTION 5.23 Net Operating Losses. To the best knowledge of IDC, based upon information available from its tax advisors, audited financial statements, and changes in capital structure for the three years prior to the Merger, but without obtaining an independent review, opinion or certification, the structure of the Transactions and the issuance of IDC shares to DWS Stockholders pursuant to the Merger will not adversely affect the net operating loss carry-forward ("NOLs") of IDC so that IDC's NOLs, as of the Closing Date, will be substantially available to the Surviving Corporation. A list of IDC NOLs is set out in this Schedule. To the best of the knowledge of IDC, since 1999 there has been no transaction that would trigger the "change of ownership" rules as set out in section 386 of the US Internal Revenue Code and Treasury Regulations thereunder.

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IDC Schedule of Available Net Operating Loss Deductions *

(As at 6/30/03)

Tax Year	Loss Sustained	Loss Previously Applied	Loss Remaining	Expiration

7/31/1989	$ 228,325	-	$ 228,325	6/30/2004
7/31/1990	1,797,112	-	1,797,112	6/30/2005
7/31/1991	5,030,438	-	5,030,438	6/30/2006
7/31/1992	5,118,472	-	5,118,472	6/30/2007
7/31/1993	3,018,833	-	3,018,833	6/30/2008
7/31/1994	1,543,239	-	1,543,239	6/30/2009
7/31/1995	1,373,690	-	1,373,690	6/30/2010
7/31/1996	1,778,876	-	1,778,876	6/30/2011
7/31/1997	3,740,468	-	3,740,468	6/30/2012
7/31/1998	3,468,832	-	3,468,832	6/30/2013
6/30/1999	5,723,945	-	5,723,945	6/30/2019
6/30/2000	197,130,411	-	197,130,411	6/30/2020
6/30/2001	13,923,288	-	13,923,288	6/30/2021
6/30/2002	4,221,875	-	4,221,875	6/30/2022
6/30/2003	910,849		910,849	6/30/2023
Total	$ 249,008,653	-	$ 249,008,653

* The use of net operating loss carryforwards for United States income tax purposes is limited when there has been a substantial change in ownership (as defined) during a three-year period. Because of recent and contemplated changes in ownership of the Company's common stock, the use of net operating losses each year would be restricted to the value of the Company on the date of such change multiplied by the federal long-term rate ("annual limitation"); unused annual limitations may then be carried forward without this limitation.

Schedule 6.7

Post-Merger IDC Senior Executive Positions

SECTION 6.7 Employment Matters.

(a) IDC agrees to take all necessary corporate action to appoint those persons identified on this Schedule to the IDC management positions listed on this Schedule on such terms and conditions as will be set forth in individual employment agreements, the form of which will be mutually agreed prior to Closing.

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Name	Management Position
Joshua Emanuel	Chairman and Chief Executive Officer
John Gunn	General Manager, CFO and Secretary
David Knox	Chief Operating Officer
David Linton	VP Sales & Marketing - Canada
William J. Turner	VP of Business Development
Larry Wetzel	VP of Sales US